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                                                                       EXHIBIT 2

                        STOCK PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                           WILLIAMS Y&N HOLDINGS, INC.
                                 (the "Seller")

                                       AND

                                  NTK SUB, INC.
                                  (the "Buyer")

                                  March 9, 1998
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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I -- PURCHASE AND SALE OF THE COMPANY SHARES...........................1

         1.1      Purchase and Sale............................................1
         1.2      Purchase Price...............................................1
         1.3      The Closing..................................................2
         1.4      Post-Closing Adjustments.....................................2

ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF THE SELLER.....................5

         2.1      Organization, Qualification and Corporate Power..............5
         2.2      Capitalization and Ownership.................................6
         2.3      Authority....................................................7
         2.4      Noncontravention.............................................7
         2.5      Subsidiaries.................................................8
         2.6      Financial Statements.........................................8
         2.7      Absence of Certain Changes...................................8
         2.8      Undisclosed Liabilities......................................9
         2.9      Tax Matters..................................................9
         2.10     Tangible Personal Property..................................10
         2.11     Leased and Owned Real Property..............................10
         2.12     Intellectual Property.......................................10
         2.13     Contracts...................................................11
         2.14     Litigation..................................................12
         2.15     Labor Matters...............................................12
         2.16     Employee Benefits...........................................12
         2.17     Environmental Matters.......................................15
         2.18     Legal Compliance............................................17
         2.19     Permits.....................................................17
         2.20     Insurance...................................................17
         2.21     Brokers' Fees...............................................17
         2.22     Product Warranty............................................17
         2.23     Product Compliance..........................................18

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE BUYER....................18

         3.1      Organization................................................18
         3.2      Authorization of Transaction................................18
         3.3      Noncontravention............................................19


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                                                                            Page

         3.4      Broker's Fees...............................................19
         3.5      Litigation..................................................19
         3.6      Investment Intent...........................................19
         3.7      Solvency....................................................20
         3.8      No Knowledge of Misrepresentation or Omission...............20

ARTICLE IV -- PRE-CLOSING COVENANTS...........................................20

         4.1      Efforts.....................................................20
         4.2      Hart-Scott-Rodino Act.......................................20
         4.3      Replacement of Guarantees and Letters of Comfort............21
         4.4      Pre-Closing Transactions....................................21
         4.5      Operation of Business.......................................21
         4.6      Access......................................................21
         4.7      Notification................................................22
         4.8      Exclusivity.................................................23

ARTICLE V -- CONDITIONS PRECEDENT TO CLOSING..................................23

         5.1      Conditions to Obligations of the Buyer......................23
         5.2      Conditions to Obligations of the Seller.....................24

ARTICLE VI -- INDEMNIFICATION.................................................25

         6.1      Indemnification by the Seller...............................25
         6.2      Indemnification by the Buyer................................27
         6.3      Claims for Indemnification..................................28
         6.4      Survival....................................................33
         6.5      Limitations.................................................33
         6.6      Treatment of Indemnification Payments.......................35

ARTICLE VII -- TERMINATION....................................................35

         7.1      Termination of Agreement....................................35
         7.2      Effect of Termination.......................................36

ARTICLE VIII -- ENVIRONMENTAL MATTERS.........................................39

         8.1      Environmental Indemnification for Included Properties.......39
         8.2      Environmental Indemnification for Excluded Properties.......41
         8.3      Exclusive Remedy............................................42


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                                                                            Page

         8.4      Buyer's Indemnification.....................................42

ARTICLE IX -- TAX MATTERS.....................................................43

         9.1      Preparation and Filing of Tax Returns.......................43
         9.2      Tax Indemnification by the Seller...........................44
         9.3      Tax Indemnification by the Buyer............................44
         9.4      Allocation of Certain Taxes.................................45
         9.5      Refunds and Carrybacks......................................46
         9.6      Cooperation on Tax Matters; Tax Audits......................47
         9.7      Termination of Tax-Sharing Agreements.......................48

ARTICLE X -- FURTHER AGREEMENTS...............................................48

         10.1     Access to Information; Record Retention; Cooperation........48
         10.2     Director and Officer Indemnification........................50
         10.3     Covenant Not to Compete; Non-Solicitation...................50
         10.4     Disclosure Generally........................................51
         10.5     Certain Insurance Matters...................................52
         10.6     Certain Employee Benefits Matters...........................53
         10.7     Post-Closing Covenant Regarding Excluded Properties.........55
         10.8     Foreign Exchange Contracts..................................55
         10.9     Resignations................................................56
         10.10    Release of Accrued Dividend Obligations.....................56
         10.11    Further Assurances..........................................56

ARTICLE XI -- GUARANTEES......................................................56

         11.1     Williams' Guarantee.........................................56
         11.2     Buyer's Parent Guarantee....................................57

ARTICLE XII -- MISCELLANEOUS..................................................58

         12.1     Press Releases and Announcements............................58
         12.2     No Third Party Beneficiaries................................59
         12.3     Action to be Taken by Affiliates............................59
         12.4     Entire Agreement............................................59
         12.5     Succession and Assignment...................................59
         12.6     Counterparts................................................59
         12.7     Headings....................................................59
         12.8     Notices.....................................................59


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                                                                            Page

         12.9     Governing Law...............................................61
         12.10    Amendments and Waivers......................................61
         12.11    Severability................................................61
         12.12    Expenses....................................................61
         12.13    Specific Performance........................................61
         12.14    Submission to Jurisdiction..................................62
         12.15    Construction................................................62
         12.16    Incorporation of Exhibit, Schedule and Attachments..........62
         12.17    Facsimile Signature.........................................62

Exhibit A - Opinion of Counsel to the Seller
Exhibit B - Opinion of Counsel to the Buyer

Disclosure Schedule

Attachment 1.4(a) - Principles for Determination of Closing Balance Sheet Attachment 4.4 - Pre-Closing Transactions
Attachment 4.6 - Buyer Personnel
Attachment 6.1(i) - Certain Benefits Matters
Attachment 7.2 - Irrevocable Letter of Credit
Attachment 10.4(e) - Certain Items Reflected in the Purchase Price


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                             TABLE OF DEFINED TERMS

Defined Term                                          Section
------------                                          -------
1997 Financial Statements                             2.6
1997 Balance Sheet                                    2.6
Adjusted Purchase Price                               1.4(b)
Affiliates                                            2.7(a)
Agreed Amount                                         6.3(b)
Agreement                                             Preliminary Statement
Buyer                                                 Preliminary Statement
Buyer's 401(k) Plan                                   10.7(a)
Buyer's Canadian Plan                                 10.7(d)
Buyer's Parent                                        Introduction
CERCLA                                                2.17(e)
Claim Notice                                          6.3(b)
Claimed Amount                                        6.3(b)
Claims                                                10.6
Closing                                               1.1
Closing Balance Sheet                                 1.4(a)(i)
Closing Balance Sheet Date                            1.4(a)(i)
Closing Date                                          1.3(a)
Closing Net Asset Value                               1.4(a)(i)
Code                                                  2.16(a)
Company                                               Introduction
Company Intellectual Property                         2.12(a)
Company Material Adverse Effect                       2.1(b)
Company Plans                                         2.16(a)
Company Shares                                        Introduction
Competitive Business                                  10.3
Competitive Products                                  10.3
Confidentiality Agreement                             4.5
Damages                                               6.1
Disclosure Schedule                                   Article II
Employee Benefit Plan                                 2.16(a)
Environmental Authority                               8.1(a)
Environmental Law                                     2.17(e)
Environmental Matters                                 2.17(g)
ERISA                                                 2.16(a)
ERISA Affiliate                                       2.16(a)
Excluded Properties                                   2.17(d)
Existing 401(k) Plan                                  10.7(a)
FTC                                                   4.2
FTC Clearance Date                                    4.2


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Final Closing Balance Sheet                           1.4(a)(ii)
Final Closing Net Asset Value                         1.4(a)(ii)
Governmental Entity                                   2.4
Harrodsburg Facility                                  2.17(d)
Hart-Scott-Rodino Act                                 1.3(a)
Highland Park Facility                                2.17(d)
Included Properties                                   2.17(d)
Indebtedness for Borrowed Money                       Attachment 4.4
Indemnified Party                                     6.3(a)
Indemnifying Party                                    6.3(a)
Information                                           10.1
Market Out Event                                      7.2(c)
Material Noncompliance                                8.1(d)
Materials of Environmental Concern                    2.17(f)
Model 663 Recall Costs                                6.3(h)
Monroe Facility                                       2.17(d)
Monroe Indemnification Agreement                      8.2(a)
NAV Dispute Notice                                    1.4(a)(ii)
Neutral Accountants                                   1.4(a)(iii)
Noncompetition Party                                  10.3
Noncompetition Period                                 10.3
Non-Consenting Party                                  9.6(b)
Ordinary Course of Business                           2.2(a)
Parties                                               Preliminary Statement
Permits                                               2.20
Pre-Closing Transactions                              4.4
Pro Forma Balance Sheet                               1.4(a)(i)
Purchase Price                                        1.2
RCRA                                                  2.17(f)
Response Costs                                        8.1(e)
Saltire                                               6.3(d)(ii)
Scheduled Arrangements                                4.3
Second Request                                        4.2
Securities Act                                        2.2(a)
Security Interest                                     2.2(a)
Seller                                                Preliminary Statement
Seller Retained Benefits Liabilities                  5.1(i)
Seller's Insurers                                     10.6
Subsidiary                                            Introduction
Supplemental Agreements                               10.6(f)
Tax Returns                                           2.9
Taxes                                                 2.9
Transporter Liability                                 8.1(f)
U.S. GAAP                                             2.6


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Williams                                              4.5
Williams Canadian Defined Benefit Plan                10.7(d)
Williams Canadian Defined Contribution Plan           10.7(d)
Williams Canadian Employees                           6.1(e)
Williams Intercompany Indebtedness                    Attachment 4.4
WNA                                                   6.1(c)
WUSH                                                  Introduction


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                        STOCK PURCHASE AND SALE AGREEMENT

         This STOCK PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into as of March 9, 1998 by and between Williams Y&N Holdings, Inc., a Delaware corporation (the "Seller"), and NTK Sub, Inc., a Delaware corporation (the "Buyer"). The Seller and the Buyer are referred to collectively herein as the "Parties."

                                  INTRODUCTION

         1. NuTone Inc., a Delaware corporation (the "Company"), and its wholly owned subsidiary, NuTone Canada Inc., a corporation organized under the laws of the Province of Ontario, Canada (the "Subsidiary"), are engaged in the business of manufacturing and supplying built-in electrical and other appliances primarily for use in residential construction and remodeling in the United States and Canada.

         2. The Seller, a wholly owned subsidiary of Williams U.S. Holdings Inc., a Delaware corporation ("WUSH"), owns all of the outstanding shares of the capital stock of the Company (the "Company Shares").

         3. The Buyer is a wholly-owned subsidiary of Nortek, Inc., a Delaware corporation ("Buyer's Parent").

         4. The Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, all of the Company Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I

                     PURCHASE AND SALE OF THE COMPANY SHARES

         1.1 Purchase and Sale. Upon and subject to the terms and conditions of this Agreement, at the closing of the purchase and sale of the Company Shares contemplated by this Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, all of the Company Shares.


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         1.2 Purchase Price. Subject to Section 1.4, the purchase price to be paid by the Buyer for all of the Company Shares shall be $242,500,000 (the "Purchase Price") and shall be paid to the Seller at the Closing.

         1.3 The Closing.

                  (a) Time and Location. The Closing shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 10:00 a.m., local time, on the first business day after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than the delivery of the officers' certificates and opinions referred to in Sections 5.1 and 5.2) (the "Closing Date"); provided that in no event shall the Closing Date occur before the later of (i) May 1, 1998 or (ii) the date which is 45 days after the FTC Clearance Date (as defined in Section 4.2).

                  (b) Actions at the Closing.

                           At the Closing:

                           (i) the Seller shall deliver (or cause to be
delivered) to the Buyer the various certificates, instruments and documents referred to in Section 5.1;

                           (ii) the Buyer shall deliver (or cause to be
delivered) to the Seller the various certificates, instruments and documents referred to in Section 5.2;

                           (iii) the Seller shall deliver to the Buyer one or
more certificates evidencing all of the Company Shares, duly endorsed in blank or with stock powers duly executed by the Seller;

                           (iv) the Seller shall (or shall cause the Company to)
deliver to the Buyer the minute books, stock books, ledgers and registers, corporate seals and other similar corporate records of the Company and the Subsidiary; and

                           (v) the Buyer shall deliver to the Seller the
Purchase Price by wire transfer of immediately available funds into an account or accounts designated by the Seller.

         1.4 Post-Closing Adjustments.

                  (a) Net Asset Value Adjustment. The Purchase Price shall be subject to adjustment after the Closing Date as follows:

                           (i) Within 45 days after the Closing Date, the Seller
shall prepare and deliver to the Buyer a consolidated balance sheet of the Company and the Subsidiary (the "Closing Balance Sheet") as of the end of the Company's last fiscal month ending on or prior


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to the Closing Date (the "Closing Balance Sheet Date"). The Seller has made available to the Buyer a list of the Company's fiscal month end dates for 1998. The Closing Balance Sheet shall be prepared on the basis of the accounting methods, treatments, principles and procedures set forth on Attachment 1.4(a) (being the same principles used in preparing the Pro Forma Balance Sheet (as defined below) except as otherwise indicated on the first page of Attachment 1.4(a)), or to the extent not specifically addressed on Attachment 1.4(a), on a basis consistent with the accounting methods, treatments, principles and procedures used in the preparation of the pro forma consolidated balance sheet of the Company and the Subsidiary as of December 31, 1996 included in Exhibit G-II of Appendix G of the Descriptive Memorandum dated October 1997 previously furnished to the Buyer (using the FIFO inventory basis indicated in the notes to such consolidated balance sheet) (the "Pro Forma Balance Sheet"). Notwithstanding any provision of this Agreement to the contrary, any (x) dividends paid or other distributions or payments (including without limitation debt repayments, foreign sales corporation commissions and management charges) made by the Company to the Seller or the Seller's Affiliates after the Closing Balance Sheet Date and on or prior to Closing or (y) capital contributions or other cash infusions into the Company made by the Seller or the Seller's Affiliates after the Closing Balance Sheet Date and on or prior to Closing (and the application of the proceeds from such capital contributions or other cash infusions) shall be reflected on the Closing Balance Sheet. The consolidated net assets of the Company and the Subsidiary as reflected on the Closing Balance Sheet (i.e., the excess of consolidated total assets over consolidated total liabilities, in each case as determined on the basis set forth in this Section 1.4(a)(i)) is referred to herein as the "Closing Net Asset Value."

                  (ii) If the Buyer in good faith disputes the Closing Net Asset Value as shown on the Closing Balance Sheet prepared by the Seller, the Buyer shall deliver to the Seller within 30 days after receiving the Closing Balance Sheet a statement (the "NAV Dispute Notice") setting forth what the Buyer believes is the correct Closing Net Asset Value and describing the basis for the determination of such different Closing Net Asset Value. The Parties shall use reasonable efforts to resolve such differences regarding the determination of the Closing Net Asset Value for a period of 30 days after the Buyer has given the NAV Dispute Notice. If the Parties resolve such differences, the Closing Net Asset Value agreed to by the Parties shall be deemed to be the "Final Closing Net Asset Value" and the Closing Balance Sheet agreed to by the Parties shall be deemed to be the "Final Closing Balance Sheet."

                  (iii) If the Parties do not reach a final resolution within 30 days after the Buyer has given the NAV Dispute Notice, unless the Parties mutually agree to continue their efforts to resolve such differences, KPMG Peat Marwick, LLP (or if such firm is unable or unwilling to do so, another independent firm of nationally recognized public accountants that does not provide material services to the Seller, the Buyer or any of their respective Affiliates) (the "Neutral Accountants") shall resolve such differences in the manner provided below. The Parties shall each be entitled to make a presentation to the Neutral Accountants, pursuant to procedures to be agreed to among the Seller, the Buyer and the Neutral Accountants, advocating the merits of the Closing Net Asset Value espoused by such Party;


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and the Neutral Accountants shall be required to resolve the differences between the Parties and determine the Closing Net Asset Value within ten business days thereafter. The Closing Net Asset Value determined by the Neutral Accountants shall be deemed to be the Final Closing Net Asset Value and the Closing Balance Sheet, as adjusted to reflect such determination, shall be deemed to be the Final Closing Balance Sheet. Such determination by the Neutral Accountants shall be conclusive and binding upon the Parties, absent fraud or manifest error. Nothing herein shall be construed to authorize or permit the Neutral Accountants
(x) to determine any questions or matters whatsoever under or in connection with this Agreement except for the resolution of differences between the Parties regarding the determination of the Closing Net Asset Value, (y) to resolve any such differences by making an adjustment to the Closing Balance Sheet that is outside of the range defined by amounts as finally proposed by the Parties or
(z) to prepare the Closing Balance Sheet on any basis other than that described in the second sentence of Section 1.4(a)(i).

                  (iv) The Seller, on the one hand, and the Buyer, on the other hand, shall share equally the fees and expenses of the Neutral Accountants; provided that if the Neutral Accountants determine that one Party has adopted a position or positions with respect to the Closing Balance Sheet that is frivolous or clearly without merit, the Neutral Accountants may, in their discretion, assign a greater portion of any such fees and expenses to such Party.

                  (v) Failure of the Buyer to deliver a NAV Dispute Notice within 30 days after receiving the Closing Balance Sheet shall constitute acceptance of the Closing Net Asset Value set forth on the Closing Balance Sheet, whereupon such Closing Net Asset Value shall be deemed to be the Final Closing Net Asset Value and the Closing Balance Sheet shall be deemed to be the Final Closing Balance Sheet.

                  (vi) If the Final Closing Net Asset Value is within the range of $65,100,000 (inclusive) to $67,100,000 (inclusive), then neither Party shall be required to make any payment to the other Party pursuant to this Section 1.4. If the Final Closing Net Asset Value is less than $65,100,000 then the Seller shall pay to the Buyer an amount equal to the difference between $65,100,000 and the Final Closing Net Asset Value. If the Final Closing Net Asset Value is more than $67,100,000 then the Buyer shall pay to the Seller an amount equal to the difference between the Final Closing Net Asset Value and $67,100,000. Any payment shall be made by wire transfer or other delivery of immediately available funds, within five business days after the date on which the Final Closing Net Asset Value is determined pursuant to this Section 1.4(a) to an account or accounts designated by the receiving Party within two business days after such determination date.

         (b) Adjusted Purchase Price. For purposes of this Agreement, "Adjusted Purchase Price" means the Purchase Price plus, if applicable, the amount of the payment required to be made by the Buyer to the Seller pursuant to the third sentence of


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Section 1.4(a)(vi) or minus, if applicable, the amount of the payment required to be made by the Seller to the Buyer pursuant to the second sentence of Section 1.4(a)(vi).

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         Except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"), the Seller represents and warrants to the Buyer as of the date hereof as follows:

         2.1 Organization, Qualification and Corporate Power.

                  (a) The Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it.

                  (b) The Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except for any such failures to be qualified that would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it. For purposes of this Agreement, "Company Material Adverse Effect" means any change, effect or circumstance that (a) is materially adverse to the assets, business, financial condition or results of operations of the Company and the Subsidiary, taken as a whole (other than changes that are the result of economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific markets in which the Company and the Subsidiary compete) or (b) materially impairs the ability of the Seller to consummate the purchase and sale of the Company Shares contemplated by this Agreement; provided, however, that a "Company Material Adverse Effect" shall not include any adverse change, effect or circumstance primarily arising out of or resulting primarily from actions contemplated by the Parties in connection with this Agreement, or that is primarily attributable to the transactions contemplated by this Agreement.

                  (c) The Subsidiary. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada. The Subsidiary has all requisite corporate power and capacity to carry on its business in which it is now engaged and to own and use the properties now owned and used by it.


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         2.2 Capitalization and Ownership.

                  (a) The Company. The authorized capital stock of the Company consists of (i) 3,000 shares of common stock, par value $0.01 per share, of which 1,030 shares are issued and outstanding, (ii) 1,000 shares of 8% Series A Cumulative Preferred Stock, par value $0.01 per share, all of which shares are issued and outstanding, and (iii) 1,000 shares of 10% Series B Cumulative Preferred Non-Voting Stock, par value $0.01 per share, all of which shares are issued and outstanding. All of the issued and outstanding Company Shares are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act of 1933, as amended (the "Securities Act") of any Company Shares. All of the issued and outstanding Company Shares are owned of record and beneficially by the Seller and, immediately prior to the Closing, the Seller will have good title to the Company Shares, free and clear of any Security Interest, contractual restriction or covenant, option or other adverse claim (whether arising by contract or by operation of law), other than applicable federal and state securities law restrictions. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice of the Company and the Subsidiary, taken as a whole ("Ordinary Course of Business").

                  (b) The Subsidiary. The authorized capital stock of the Subsidiary consists of (i) unlimited common shares, without par value, of which 2,001 shares are issued and outstanding and (ii) unlimited Class A Special shares, without par value, of which 4,800,000 shares are issued and outstanding. All of the issued and outstanding capital stock of the Subsidiary is validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Subsidiary is a party or which are binding upon the Subsidiary providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Subsidiary. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, of any shares of capital stock of the Subsidiary. All of the issued and outstanding shares of capital stock of the Subsidiary are owned of record and beneficially by the Company, free and clear of any Security Interest, contractual restriction or covenant, option or other adverse claim (whether arising by contract or by operation of law), other than applicable Canadian securities law restrictions or the Competition Act (Canada).


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         2.3 Authority. The Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and, assuming this Agreement constitutes the valid and binding agreement of the Buyer, constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

         2.4 Noncontravention. Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), neither the execution and delivery of this Agreement by the Seller, nor the consummation by the Seller of the transactions contemplated hereby, will (a) conflict with or violate any provision of the charter or bylaws of the Seller, the Company or the Subsidiary,
(b) require on the part of the Seller, the Company or the Subsidiary any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), except for any filing, permit, authorization, consent or approval which if not obtained or made would not reasonably be expected to have a Company Material Adverse Effect, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of their assets is subject,
(d) result in the imposition of any Security Interest upon the Company Shares or any assets of the Company or the Subsidiary, (e) violate any order, writ, injunction, decree, applicable to the Seller, the Company, the Subsidiary or any of their respective properties or assets or (f) violate any statute, rule or regulation applicable to the Seller, the Company, the Subsidiary or any of their respective properties or assets (other than a statute, rule or regulation relating to antitrust laws other than the Hart-Scott-Rodino Act), except for any violation that would not reasonably be expected to have a Company Material Adverse Effect.

         2.5 Subsidiaries. Except for the Subsidiary, the Company does not control, directly or indirectly, or have any direct or indirect equity participation in, any corporation, limited liability company, partnership, trust or other business association.

         2.6 Financial Statements. The Seller has provided to the Buyer copies of the audited consolidated balance sheet and consolidated statements of income and cash flows for the Company and the Subsidiary as of and for the year ended December 31, 1997 (collectively, the "1997 Financial Statements" and such balance sheet, the "1997 Balance Sheet"). Except as disclosed in the notes thereto, the 1997 Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") and fairly present, in all material respects, the consolidated financial condition and consolidated results of operations and cash flows of the Company and the Subsidiary as of and for the year ended December 31, 1997.

         2.7 Absence of Certain Changes. Except as contemplated by this Agreement (including without limitation those matters contemplated by Sections
4.4 and 4.5 of this Agreement), since December 31, 1997, there have not been any changes in the financial condition or results of operations of the Company and the Subsidiary, taken as a whole, except for any changes that would not reasonably be expected to have a Company Material Adverse Effect. Except as contemplated by this Agreement (including without limitation those matters contemplated by Sections 4.4 and 4.5 of this Agreement), since December 31, 1997, neither the Company nor the Subsidiary has taken any of the following actions or permitted any of the following events to occur:

                  (a) borrowed any amount, except for borrowings from the Seller or its affiliates, as defined in Rule 12b-2 under the Securities Exchange Act of 1934 ("Affiliates"), or, in the case of the Subsidiary, borrowings in the Ordinary Course of Business under the Subsidiary's credit facility with Canadian Imperial Bank of Commerce which is described in the Disclosure Schedule;

                  (b) subjected to any Security Interest any material portion of its assets, except liens for current Taxes (as defined in Section 2.9) not yet due and payable and liens for current Taxes that are being contested in good faith;

                  (c) sold, assigned or transferred any portion of its tangible assets in a single transaction or series of related transactions in an amount in excess of $250,000, except in the Ordinary Course of Business;

                  (d) suffered any extraordinary losses material to the Company and the Subsidiary, taken as a whole, or waived any rights of material value to the Company and the Subsidiary, taken as a whole.

                  (e) issued, sold or transferred any of its capital stock or other equity securities, securities convertible into its capital stock or other equity securities or warrants, options or other rights to acquire its capital stock or other equity securities;

                  (f) declared or paid any dividends or made any distributions on the Company's capital stock or other equity securities or redeemed or purchased any shares of the Company's capital stock or other equity securities, except for dividends, distributions and redemptions paid solely in cash; or

                  (g) except in the Ordinary Course of Business, made any capital expenditures or commitments therefor in an amount in excess of $1,000,000 in the aggregate.

         2.8 Undisclosed Liabilities. Neither the Company nor the Subsidiary has any liability of a nature required by U.S. GAAP to be set forth on a balance sheet which is material to the Company and the Subsidiary, taken as a whole, except for (a) liabilities shown on the 1997 Balance Sheet, (b) liabilities which have arisen since December 31, 1997 in the Ordinary Course of Business and
(c) contractual liabilities incurred in the Ordinary Course of Business.

         2.9 Tax Matters. Each of the Company and the Subsidiary has filed all material Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete, except for any error or omission that would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Subsidiary has paid all Taxes (as defined below) that are shown to be due on any such Tax Returns. All Taxes that the Company or Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, except for any such Taxes with respect to which the failure to withhold, collect or pay would not reasonably be expected to have a Company Material Adverse Effect. To the Seller's knowledge, there are no audits of any Company Tax Returns pending that would reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, "Taxes" means all taxes, including without limitation income, gross receipts, ad valorem, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any Tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements, forms or other information required to be supplied to a taxing authority in connection with Taxes.

         2.10 Tangible Personal Property. The Company or the Subsidiary has good title to all of the tangible personal property reflected on the 1997 Balance Sheet (other than property sold, consumed or otherwise disposed of in the Ordinary Course of Business since the date of the 1997 Balance Sheet), free and clear of all Security Interests, except for (i) Security Interests listed on the Disclosure Schedule, (ii) liens for taxes not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings and (iii) Security Interests not included in clauses (i) or (ii) above and relating to capitalized lease financing or indebtedness for borrowed money in an aggregate amount of less than $100,000.

         2.11 Leased and Owned Real Property. The Disclosure Schedule lists all real property that the Company or the Subsidiary owns or leases which is material to the Company and the Subsidiary, taken as a whole. The Company has made available to the

Buyer a commitment from Lawyers Title Insurance Corporation for purchase by the Buyer, at the Buyer's sole election and cost, of a title insurance policy with respect to the real property owned by the Company at Madison and Red Bank Roads, Cincinnati, Ohio, a copy of which commitment is included in the Disclosure Schedule. The Seller has made available to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in the Disclosure Schedule. All such real property leases are in full force and effect and there exists no default of the Company or the Subsidiary or, to the Seller's knowledge, any other party thereto, under any such real property leases that would reasonably be expected to have a Company Material Adverse Effect.

         2.12 Intellectual Property.

                  (a) The Disclosure Schedule lists all patents, trademarks, registered copyrights, trade names and service marks (and any applications therefor) (collectively, the "Company Intellectual Property") that are currently used in the business or operations of the Company or the Subsidiary and that are material to the business or operations of the Company or the Subsidiary, taken as a whole. To the Seller's knowledge, each of the Company and the Subsidiary owns, or is licensed or otherwise possesses valid rights to use the Company Intellectual Property, except where any failure to own, license or otherwise possess valid rights to use such Company Intellectual Property would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) Neither the Company nor the Subsidiary has been named in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, trade names, service marks or copyrights of any third party. To the Seller's knowledge, the manufacturing, marketing, licensing or sale of the products of the Company and the Subsidiary as presently conducted do not infringe any valid patents, trademarks, trade names, service marks or copyrights of any third party, except for any such infringement that would not reasonably be expected to have a Company Material Adverse Effect.

         2.13 Contracts.

                  (a) Neither the Company nor the Subsidiary is a party to any:

                           (1) written or, to the Seller's knowledge, oral
arrangement (or group of related arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $250,000;

                           (2) written or, to the Seller's knowledge, oral
arrangement (or group of related arrangements) for the purchase or sale of products or services, other than purchase orders relating to the supply of goods and services to the Company or the Subsidiary in the Ordinary Course of Business, under which the undelivered balance of such products and services is in excess of $1,000,000;

                           (3) written or, to the Seller's knowledge, oral
arrangement establishing a partnership or joint venture;

                           (4) written or, to the Seller's knowledge, oral
arrangement (or group of related arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $250,000 or under which it has imposed (or may impose) a Security Interest on any assets, except for any Security Interests (i) listed on the Disclosure Schedule or (ii) not included in clause (i) above and relating to capitalized lease financing or indebtedness for borrowed money in an aggregate amount of less than $100,000;

                           (5) written or, to the Seller's knowledge, oral
arrangement that prohibits the Company or the Subsidiary from freely engaging in business anywhere in the world;

                           (6) written or, to the Seller's knowledge, oral
arrangement involving (i) any executive officer or director of the Company or the Subsidiary or (ii) the Seller or its Affiliates (other than the Company and the Subsidiary);

                           (7) written or, to the Seller's knowledge, oral
arrangement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect; and

                           (8) other written or, to the Seller's knowledge, oral
arrangement (or group of related arrangements) involving more than $2,500,000.

                  (b) The Seller has made available to the Buyer a correct and complete copy of each written agreement (as amended to date) listed in the Disclosure Schedule. All such agreements are in full force and effect and there exists no defaults of the Company or the Subsidiary or, to the Seller's knowledge, any other party thereto, except for any such failures to be in full force and effect or defaults that would not reasonably be expected to have a Company Material Adverse Effect.

         2.14 Litigation. There is no (a) unsatisfied judgment, order, decree, stipulation or injunction or (b) claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or before any arbitrator to which the Company or the Subsidiary is a party or, to the Seller's knowledge, which has been overtly threatened against the Company or the Subsidiary, other than any of the foregoing that would not reasonably be expected to have a Company Material Adverse Effect.

         2.15 Labor Matters. Neither the Company nor the Subsidiary is a party to or bound by any collective bargaining agreement, nor has either of them experienced, since January 1, 1995, any (i) strikes or (ii) any grievances, claims of unfair labor practices or other collective bargaining disputes, except for any grievances, claims of unfair labor practices or other collective bargaining disputes that would not reasonably be expected to have a Company Material Adverse Effect. The Seller has no knowledge of any organizational effort being made or threatened since January 1, 1995 by or on behalf of any labor union with respect to employees of the Company or the Subsidiary.

         2.16 Employee Benefits.

                  (a) The Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company, the Subsidiary, or any ERISA Affiliate (as defined below) for the benefit of present or former employees of the Company or the Subsidiary that are material to the Company and the Subsidiary, taken as a whole (the "Company Plans"). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) other than a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Internal Revenue Code of 1986, as amended (the "Code") or the regulations under Section 414(o) of the Code), any of which includes the Company or the Subsidiary. Complete and accurate copies of all Company Plans and all related trust agreements, insurance contracts and summary plan descriptions, have been made available to the Buyer. Each Company Plan has been administered in accordance with its terms and each of the Company and the Subsidiary has met its obligations with respect to such Company Plan, except for any failure to so administer or so meet its obligations that would not reasonably be expected to have a Company Material Adverse Effect. The Company and the Company Plans are in compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder and other laws applicable to such plans, except for any failure to so comply that would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) There are no termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), audits, suits or proceedings against or involving any Company Plan or asserting any rights or claims to benefits under any Company Plan, or, to the Seller's knowledge, investigations by any Governmental Entity involving any Company Plan, except for any such termination proceedings or other claims, suits, proceedings or investigations that would not reasonably be expected to have a Company Material Adverse Effect.

                  (c) The Company Plans that are intended to be qualified under
Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code. No event has occurred that would reasonably be expected to give rise to disqualification or loss of tax-exempt status of any such Company Plan or related trust under Sections 401(a) and 501(a) of the Code, except for any event that could be corrected without resulting in a Company Material Adverse Effect.

                  (d) No Employee Benefit Plan contributed to, or maintained by, the Company, the Subsidiary or any ERISA Affiliate which is subject to Title IV of ERISA has been terminated or has accrued benefits, calculated based on the assumptions set forth in the Disclosure Schedule, which exceed the assets of such plan. No "accumulated funding deficiency" (as defined in Section 412 of the Code) has occurred with respect to any Employee Benefit Plan contributed to, or maintained by, the Company, the Subsidiary or any ERISA Affiliate which is subject to Section 412 of the Code or Title IV of ERISA.

                  (e) None of the Company, the Subsidiary or any ERISA Affiliate is obligated to contribute to any multi-employer plans.

                  (f) There are no unfunded obligations under any Company Plan providing benefits after termination of employment to any employee of the Company or the Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980B of the Code and insurance conversion privileges under state law.

                  (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any of its Affiliates or any ERISA Affiliate that would subject the Company, the Subsidiary or any ERISA Affiliate to any fine, penalty, tax or liability of any kind imposed under ERISA or the Code, except for any fine, penalty, tax or liability that would not reasonably be expected to have a Company Material Adverse Effect.

                  (h) The amount determined by the following formula:

                           0.6 multiplied by (A-B+C)

         where A = the accumulated benefit obligation as at December 31, 1997 under the NuTone Inc. Hourly Pension Plan and the NuTone Inc. Retirement Plan

                  (collectively, the "Pension Plans") determined based on the actuarial methods and procedures described in Statement of Financial Accounting Standards Number 87 and assumptions set forth in Attachment 6.1(i) and taking into account compensation earned and service performed through December 31, 1997

                           B= the fair market value of the assets of the Pension Plans as of the close of business on December 31, 1997, as determined by the Trustee of the master trust holding the assets of the Pension Plans plus the cash amount of any contributions made to the Pension Plans from January 1, 1998 through January 15, 1998, and

                           C= the accumulated post-retirement benefit obligation as at December 31, 1997 for the former employees and current employees listed in Attachment 6.1(i) calculated in accordance with the premium rates listed in Attachment 6.1(i) and actuarial methods and procedures described in Statement of Financial Accounting Standards Number 106 and assumptions set forth in Attachment 6.1(i) by reference to the plan benefits summaries set forth in Attachment 6.1(i)

                  does not exceed $25 million.

         2.17 Environmental Matters.

                  (a) To the Seller's knowledge, except as discussed or identified in the consultant reports listed in the Disclosure Schedule:

                           (i) the Company's and the Subsidiary's operations at
each of the Included Properties (as defined in Section 2.17(d) below) are in compliance with all applicable Environmental Laws (as defined in Section 2.17(e) below), except for any failures to so comply with Environmental Laws that would not reasonably be expected to have a Company Material Adverse Effect;

                           (ii) there is no pending civil or criminal
litigation, written notice of violation or formal administrative proceeding by any Governmental Entity relating to any Environmental Law involving any of the Included Properties;

                           (iii) there is no pending investigation, inquiry or
information request by any Governmental Entity relating to any Environmental Law involving any of the Included Properties, except for any such investigation, inquiry or information request that would not reasonably be expected to have a Company Material Adverse Effect; and

                           (iv) the Company has all permits, licenses and
approvals required under Environmental Laws to currently operate the Included Properties, except for any permits, licenses or approvals the absence of which would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) The Disclosure Schedule lists all permits, licenses, and approvals required, to the Seller's knowledge, under Environmental Laws applicable to the Included Properties and the Company's and the Subsidiary's operations at the Included Properties, except for any permits, licenses or approvals the absence of which would not reasonably be expected to have a Company Material Adverse Effect.

                  (c) To the Seller's knowledge, except as discussed or identified in the consultant reports listed in the Disclosure Schedule, with respect to the Included Properties:

                           (i) there has been no release of Materials of
Environmental Concern (as defined in Section 2.17(f)) to the environment that would reasonably be expected to have a Company Material Adverse Effect; and

                           (ii) there is no existing governmental order or claim
requiring the investigation or remediation of a release of Materials of Environmental Concern.

                  (d) For purposes of this Agreement, "Included Properties" means the properties located at (i) Madison and Red Bank Roads, Cincinnati, Ohio 45227; (ii) 850 North Lake Drive, Coppell, Texas 75019; (iii) 2330 West Raymer Road, Fullerton, California 92633; and (iv) 6300 Tomken Road, Mississauga, Ontario L5T 1N2. For purposes of this Agreement, "Excluded Properties" means the properties located at (i) U.S. Route 127, Harrodsburg, Kentucky (the "Harrodsburg Facility"); (ii) 203 Garver Road, Monroe, Ohio (the "Monroe Facility"); (iii) 2940 Highland Avenue, Highland Park, Cincinnati, Ohio (the "Highland Park Facility") and (iv) any other property that the Company or the Subsidiary owned or operated at any time prior to the Closing (other than the Included Properties).

                  (e) For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation of the United States or Canada or any political subdivisions thereof relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) underground and other storage tanks or vessels; (vi) health and safety of employees; and (vii) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

                  (f) For purposes of this Agreement, "Materials of Environmental Concern" mean any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act ("RCRA")), toxic materials, oil or petroleum and petroleum products.

                  (g) The Seller and the Buyer agree that the only representations and warranties of the Seller herein as to any Environmental Matters (as defined below) are those contained in this Section 2.17. Without limiting the generality of the foregoing, the Buyer specifically acknowledges that the representations and warranties contained in Section 2.18 and Section
2.19 do not relate to Environmental Matters. For purposes of this Agreement, "Environmental Matters" means any legal obligation or liability arising under Environmental Laws or relating to Materials of Environmental Concern.

         2.18 Legal Compliance. To the Seller's knowledge, each of the Company and the Subsidiary is in compliance with all applicable laws (including rules and regulations thereunder) currently in effect of any federal, state, local or foreign government, or any Governmental Entity, except where the failure to comply therewith would not reasonably be expected to have a Company Material Adverse Effect.

         2.19 Permits. To the Seller's knowledge, (a) neither the Company nor the Subsidiary is in violation of or default under any permit, license, franchise or authorization from any Governmental Authority used in its business or operations as presently conducted and material to the business or operations of the Company and the Subsidiary, taken as a whole (collectively, the "Permits") and (b) no Permit will be revoked, terminated prior to its normal expiration date or not renewed solely as a result of the consummation of the transactions contemplated by this Agreement, except, in either case, for any violation, default, revocation, termination or renewal that would not reasonably be expected to have a Company Material Adverse Effect.

         2.20 Insurance. The Disclosure Schedule lists each insurance policy maintained by the Company or the Subsidiary which is material to the Company and the Subsidiary, taken as a whole. All of such insurance policies are in full force and effect and, to the Seller's knowledge, neither the Company nor the Subsidiary is in default with respect to its obligations under any of such insurance policies. None of the transactions contemplated by this Agreement shall eliminate or alter the coverage provided by such policies for occurrences prior to Closing and the Company shall continue to be entitled to the benefit and recovery under such policies for pre-Closing occurrences (subject to the deductibles, limits and other terms and conditions of such policies).

         2.21 Brokers' Fees. None of the Seller, the Company or the Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, other than to J.P. Morgan Securities, Inc., whose fees and expenses shall be paid by the Seller.

         2.22 Product Warranty. The Disclosure Schedule contains the standard product warranties used in commerce by the Company and the Subsidiary since January 1, 1992. To the Seller's knowledge, since January 1, 1992, no product manufactured, sold, leased, licensed or delivered by the Company or the Subsidiary has been subject to any product warranty beyond the applicable standard product warranties which are set forth in the Disclosure Schedule. The Disclosure Schedule sets forth the aggregate expenses incurred by the Company and the Subsidiary in fulfilling their product warranty obligations during each year since 1992. The Seller has no reason to believe that warranty expense as a percentage of sales will increase materially in the future.

         2.23 Product Compliance. To the Seller's knowledge, (a) no product manufactured, sold, leased, licensed or delivered by the Company or the Subsidiary is subject to a recall required by any Governmental Entity and (b) neither the Company nor the Subsidiary has any plans to initiate a voluntary product recall. To the Seller's knowledge, each type of product manufactured, sold, leased, licensed or delivered by the Company or the Subsidiary conforms with all applicable laws (including rules and regulations thereunder) currently in effect of any federal, state, local government of the United States or Canada or any political subdivisions thereof, or any Governmental Entity, and with the applicable requirements of Underwriters Laboratories and the Canadian Standards Association, except where the failure to comply therewith would not reasonably be expected to have a Company Material Adverse Effect. The Company has complied with all applicable rules, regulations and reporting requirements currently in effect of the United States Consumer Products Safety Commission, except where the failure to comply therewith would not reasonably be expected to have a Company Material Adverse Effect.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Seller as follows:

         3.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

         3.2 Authorization of Transaction. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

The execution and delivery of this Agreement by the Buyer and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer has been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and, assuming this Agreement constitutes the valid and binding obligation of the Seller, constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         3.3 Noncontravention. Except for applicable requirements of the Hart-Scott-Rodino Act and the notice required to be filed by the Buyer under the Investment Canada Act not more than 30 days after the Closing, neither the execution and delivery of this Agreement by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby, will (a) conflict or violate any provision of the charter or by-laws of the Buyer, (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than any filing, permit, authorization, consent or approval which if not obtained or made would not reasonably be expected to have a material adverse effect on the assets, business, financial condition or results of operations of the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer is a party or by which the Buyer is bound or to which any of its assets are subject, other than any conflict, breach, default, acceleration, right to accelerate, termination, modification, cancellation, notice, consent or waiver which would not reasonably be expected to have a material adverse effect on the assets, business, financial condition or results of operations of the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets (other than a statute, rule or regulation relating to antitrust laws other than the Hart-Scott-Rodino Act), other than any violation which would not reasonably be expected to have a material adverse effect on the assets, business, financial condition or results of operations of the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         3.4 Broker's Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, other than to Wasserstein Perella Securities, Inc., whose fees and expenses shall be paid by the Buyer.

         3.5 Litigation. There are no actions, suits, claims or legal, administrative or arbitratorial proceedings pending against, or, to the Buyer's knowledge, threatened against, the Buyer which would adversely affect the Buyer's performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

         3.6 Investment Intent. The Buyer is acquiring the Company Shares for investment for its own account and not with a view to the distribution of any part thereof. The Buyer acknowledges that the Company Shares have not been registered under U.S. federal or any applicable state securities laws or the laws of any other jurisdiction and cannot be resold without registration under such laws or an exemption therefrom. The Buyer further acknowledges that (i) it has knowledge and experience in financial and business matters, that it is capable of evaluating the merits and risks of an investment in the Company Shares, and that it can bear the economic risk of an investment in the Company Shares and (ii) it has had the opportunity to conduct an independent due diligence review of the Company and the Subsidiary.

         3.7 Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, the Buyer, the Company and the Subsidiary shall be able to pay their debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement, the Buyer, the Company and the Subsidiary shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Buyer or, to the Buyer's knowledge, the Company or the Subsidiary.

         3.8 No Knowledge of Misrepresentation or Omission. The Buyer has no knowledge that any of the representations and warranties of the Seller in this Agreement are not true and correct, and the Buyer has no knowledge of any errors in, or omissions from, the Disclosure Schedule.

                                   ARTICLE IV

                              PRE-CLOSING COVENANTS

         4.1 Efforts. Each of the Parties shall use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

         4.2 Hart-Scott-Rodino Act. Each of the Parties shall use commercially reasonable efforts to respond to the Second Request dated January 16, 1998 (the "Second Request") issued by the Federal Trade Commission (the "FTC") and to obtain clearance under the Hart-Scott-Rodino Act for the transactions contemplated by this Agreement. For purposes of this

Agreement, the term "FTC Clearance Date" shall mean the date that the post-Second-Request compliance waiting period applicable to the consummation of the transactions contemplated by this Agreement under the Hart-Scott-Rodino Act has expired without the FTC seeking to restrain or enjoin consummation of the transactions contemplated by this Agreement or been terminated by the FTC with the indication that the FTC will not seek to restrain or enjoin consummation of the transactions contemplated by this Agreement.

         4.3 Replacement of Guarantees and Letters of Comfort. The Buyer shall
(i) arrange, prior to the Closing, for replacement arrangements (which shall include a full and complete release of the Seller and its Affiliates (other than the Company and the Subsidiary)), including, to the extent required, guarantees and letters of comfort, reasonably satisfactory to the Seller with respect to each of the arrangements listed in Item 3 of paragraph (c) of Section 2.4 of the Disclosure Schedule (except for the standby letters of credit relating to the Harrodsburg Facility and the Monroe Indemnification Agreement) (the "Scheduled Arrangements") and (ii) use commercially reasonable efforts to arrange, prior to the Closing, for such replacement arrangements with respect to all other letters of credit and other borrowings of the Company or the Subsidiary which are subject to any guarantee, letter of comfort or similar assurance provided by the Seller or any of its Affiliates (other than the Company or the Subsidiary) as of the Closing Date (except for the standby letters of credit relating to the Harrodsburg Facility and the Monroe Indemnification Agreement).

         4.4 Pre-Closing Transactions. The Seller shall use commercially reasonable efforts to effect the transactions listed on Attachment 4.4 (the "Pre-Closing Transactions") as Items 1 and 2 prior to the Closing. The Seller shall effect the Pre-Closing Transaction listed on Attachment 4.4 as Item 3 prior to the Closing.

         4.5 Operation of Business. Except as contemplated by this Agreement, including without limitation Section 10.6, during the period from the date of this Agreement until the Closing Date, the Seller shall cause the Company and the Subsidiary to use best efforts to conduct their operations in the Ordinary Course of Business; provided, however, that the Seller, the Company and the Subsidiary shall be permitted to (i) effect the Pre-Closing Transactions, (ii) accept capital contributions and loans from the Seller and (iii) use any and all cash, cash equivalents and other short-term liquid investments of the Company or the Subsidiary to make dividends, distributions or other payments to the Seller or any Affiliate of the Seller.

         4.6 Access. The Seller shall cause the Company and the Subsidiary to permit the representatives of the Buyer listed on Attachment 4.6 of this Agreement to have reasonable access (at reasonable times, on reasonable prior written notice and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiary) to the premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and the Subsidiary for reasonable business purposes (it being acknowledged by the Buyer that the Buyer has completed its due diligence investigation and that the purpose of this provision is not to permit further due diligence). In addition, the Seller shall cooperate with the Buyer to respond to reasonable and customary due diligence requests made by any underwriter or placement agent engaged by the Buyer in connection with a financing transaction to be completed prior to the Closing. The Seller further agrees to provide to the Buyer copies of (i) the monthly internal financial statements customarily prepared with respect to the Company and the Subsidiary promptly after such financial statements have been finalized in accordance with the customary procedures of the Seller's Affiliates and (ii) if required prior to Closing under applicable U.S. securities laws, an unaudited consolidated balance sheet and consolidated statement of income and cash flows, prepared in accordance with U.S. GAAP, for the three month period ending March 31, 1998. The Buyer acknowledges that it remains bound by the Confidentiality Agreement, dated November 24, 1997, previously entered into between the Buyer and Williams plc, an English public limited company ("Williams") (the "Confidentiality Agreement"). Prior to the Closing, the Buyer and its representatives shall contact and communicate with the employees, customers and suppliers of the Company in connection with the transactions contemplated by this Agreement only with the prior written consent of the Seller, which consent will not be unreasonably withheld.

         4.7 Notification.

                  (a) By the Seller. The Seller shall deliver to the Buyer written notice of any event or development that would (i) render any statement, representation or warranty of the Seller in this Agreement (including the Disclosure Schedule) inaccurate or incomplete in any material respect or (ii) constitute or result in a breach by the Seller of, or a failure by the Seller to comply with, any agreement or covenant in this Agreement applicable to it. Any disclosure made by the Seller pursuant to clause (i) of the prior sentence shall be deemed to amend and supplement the Disclosure Schedule for all purposes of this Agreement (except for the Buyer's right to terminate this Agreement pursuant to clause (b) of Section 7.1).

                  (b) By the Buyer. The Buyer shall deliver to the Seller written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Buyer or a failure by the Buyer to comply with, any agreement or covenant in this Agreement applicable to it. In addition, the Buyer shall promptly notify the Seller if the Buyer becomes aware that any representation or warranty of the Seller in this Agreement is not true and correct or if the Buyer has knowledge of any errors in, or omissions from, the Disclosure Schedule. Any disclosure which is the subject of the notice referred to in the preceding sentence shall be deemed to amend and supplement the Disclosure Schedule for all purposes of this Agreement (except for the Buyer's right to terminate this Agreement pursuant to clause (b) of Section 7.1).

         4.8 Exclusivity. During the period from the date of this Agreement until the Closing or the earlier termination of this Agreement, the Seller shall not and shall use its best efforts to cause its Affiliates and each of its officers, directors, employees, representatives and agents not to, directly or indirectly, encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger or consolidation involving the Company or the Subsidiary, any sale of material assets by the Company or the Subsidiary not in the Ordinary Course of Business, sale of the capital stock of the Company or the Subsidiary or other business combination involving the Company or the Subsidiary.

                                    ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

         5.1 Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by the Buyer) of the following conditions:

                  (a) the Company and the Subsidiary shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices required to consummate the transactions contemplated by this Agreement (including, without limitation, any indicated on the Disclosure Schedule), except for any which if not obtained or effected would not reasonably be expected to have a Company Material Adverse Effect;

                  (b) the representations and warranties of the Seller set forth in Article II shall be true and correct at and as of the Closing Date as if made as of the Closing Date, except for (i) changes contemplated or permitted by this Agreement, (ii) those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (iii)), and (iii) where the failure of the representations and warranties to be true and correct would not reasonably be expected to have a Company Material Adverse Effect (it being agreed that this clause (iii) shall be inapplicable to any representations and warranties which already contain a Company Material Adverse Effect qualification).

                  (c) the Seller shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing;

                  (d) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified in clauses (a) through (c) of this Section 5.1 is satisfied in all respects;

                  (e) no action, suit or proceeding shall be pending by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would reasonably be expected to (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                  (f) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                  (g) the Buyer shall have received from Hale and Dorr LLP, counsel to the Company, an opinion with respect to the matters set forth in Exhibit A attached hereto, addressed to the Buyer and dated as of the Closing Date; and

                  (h) the Company shall have consummated the Pre-Closing Transaction listed on Attachment 4.4 as Item 3.

         5.2 Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by the Seller) of the following conditions:

                  (a) the Company and the Subsidiary shall have obtained all of the waivers, permits, consents, approvals or other authorizations and effected all of the requisitions, filings and notices which are required to consummate the transactions contemplated by this Agreement (including, without limitation, any indicated on the Disclosure Schedule), except for any which if not obtained or effected would not reasonably be expected to have a Company Material Adverse Effect;

                  (b) the representations and warranties of the Buyer set forth in Article III shall be true and correct at and as of the Closing Date as if made as of the Closing Date, except for (i) changes contemplated or permitted by this Agreement, (ii) those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (iii)) and (iii) where the failure of the representations and warranties to be true and correct would not reasonably be expected to have a material adverse effect on the assets, business, financial condition or results of operations of the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement (it being agreed that this clause
(iii) shall be inapplicable to any representations and warranties which already contain a materiality qualification).

                  (c) the Buyer shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing;

                  (d) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified in clauses (b) and (c) of this Section 5.2 is satisfied in all respects;

                  (e) no action, suit or proceeding shall be pending by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would reasonably be expected to (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                  (f) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                  (g) the Seller shall have received from Ropes & Gray, special counsel to the Buyer, an opinion with respect to the matters set forth in Exhibit B attached hereto, addressed to the Seller and dated as of the Closing Date;

                  (h) the Seller and each of its Affiliates (other than the Company or the Subsidiary) which is a guarantor of, or has provided any letter of comfort or other similar assurance with respect to, the Scheduled Arrangements shall have received a full and complete release of all liabilities thereunder in form and substance reasonably satisfactory to the Seller; and

                  (i) the Company shall have consummated the Pre-Closing Transaction listed on Attachment 4.4 as Item 3.

                                   ARTICLE VI

                                 INDEMNIFICATION

         6.1 Indemnification by the Seller. Subject to the terms and conditions of this Article VI, the Seller shall indemnify the Buyer in respect of, and hold the Buyer harmless against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses, costs and expenses (including without limitation reasonable attorneys' fee and expenses) (collectively, "Damages") incurred or suffered by the Buyer or any Affiliate thereof:

                  (a) resulting from, relating to or constituting any (i) misrepresentation or breach of warranty of the Seller contained in this Agreement or the certificate of the Seller delivered at the Closing pursuant to
Section 5.1(d) or (ii) failure to perform any covenant or agreement of the Seller contained in this Agreement; or

                  (b) resulting from any failure of the Seller to have good title to the issued and outstanding Company Shares, free and clear of any Security Interest, contractual restriction or covenant, option or other adverse claims (whether arising by contract or by operation of law), other than applicable federal and state securities law restrictions or the Competition Act (Canada); or

                  (c) relating to the Pension Plan for Bargaining Unit Employees of the NuTone Inc. Hall Mack Harrodsburg, Kentucky Plant to be retained by WNA Inc., a Delaware corporation ("WNA"), or another Affiliate of the Seller pursuant to Section 10.6(c); or

                  (d) relating to any withdrawal prior to the Closing from any multiemployer plan to which the Company or an Affiliate of the Company was obligated at any time prior to the Closing to contribute; or

                  (e) relating to retirement benefits accrued prior to the Closing under any defined benefit plan which was maintained for the benefit of Canadian employees of the Subsidiary (the "Canadian Employees"); or

                  (f) resulting from any personal injury or property damage caused by (i) any products sold by the Company or the Subsidiary prior to the Closing which is the subject of a claim made by a third party relating to injury or damage occurring prior to the Closing or (ii) any of the Company's model 663LN, 663LNMP, 663LNB, 669L, 669LB, VF305C or VF307C Ceiling Exhaust Fan and Light Units sold by the Company prior to the date that the recall of such products commenced in 1997 and which contained the fault specified in such recall and were not repaired in response to such recall; or

                  (g) relating to the Scovill Special Benefit Agreement, dated January 18, 1988, and the related Executive Death Benefit Agreements; provided, however, that the Seller's obligation to make any payments pursuant to this
Section 6.1(g) shall be subject to the conditions specified in Section 6.3(d);
or

                  (h) (i) constituting the first $500,000 (including amounts incurred prior to the Closing) of Model 663 Recall Costs (as defined below); provided, however, that (x) the Seller shall not be required to pay any amount to the Buyer pursuant to this clause (i) until the earlier of when (A) a final judgment or settlement is reached in connection with any proceeding referred to in Section 6.3(c)(ii) or (B) it is no longer commercially reasonable to pursue any proceeding referred to in Section 6.3(c)(ii) and (y) the maximum amount that the Seller is required to pay to the Buyer pursuant to this clause (i) shall be subject to reduction in accordance with the proviso in the last sentence of
Section 6.3(c)(ii); and

                           (ii) constituting 50% of the second $500,000 of Model
663 Recall Costs, it being agreed that the remaining 50% shall be borne by the Buyer; and

                           (iii) constituting all Model 663 Recall Costs over
and above the total of $1,000,000 of such Model 663 Recall Costs referred to in clauses (i) and (ii) of this Section 6.1(h).

         For purposes of this Agreement, "Model 663 Recall Costs" means the costs and expenses incurred by the Company or the Subsidiary relating to the recall commenced in 1997 of the Company's models 663LN, 663LNMP, 663LNB, 669L, 669LB, VF305C and VF307C Ceiling Exhaust Fan and Light unit products, including without limitation goods recovery, replacement inventory, mailing and other public information and announcements and third-party rectification and installation costs; provided, however, that in no event shall Model 663 Recall Costs be deemed to include amounts other than out-of-pocket payments actually made to third parties and, in particular, shall not include any costs and expenses relating to personnel of the Company, the Subsidiary, the Seller, the Buyer or any of their respective Affiliates or overhead costs and expenses of the Company, the Subsidiary, the Seller, the Buyer or any of their respective Affiliates; or

                  (i) constituting Seller Retained Benefits Liabilities (as determined in amount in accordance with Section 6.3(e)). For purposes of this Agreement, "Seller Retained Benefits Liabilities" means any post-retirement medical or life insurance benefits of the Company or the Subsidiary as in effect on or prior to the Closing Date to the extent, but only to the extent, (1) the recipient entitled to receive such benefits (or the person through whom the recipient is entitled to receive such benefits) is not identified in Attachment 6.1(i) or (2) the level of benefits a recipient is entitled to receive (determined on an actuarial basis based on the assumptions set forth in Attachment 6.1(i)) exceeds the level of benefits (also determined on an actuarial basis based on the assumptions set forth in Attachment 6.1(i)) assumed for such recipient on Attachment 6.1(i); or

                  (j) relating to the Employment Termination Agreement between the Company and Anthony E. Harvill, dated November 26, 1997; or

                  (k) relating to any claims by Alven Systems, S.A. against the Company with respect to the matters described in the correspondence referenced in Section 2.14 of the Disclosure Schedule.

         6.2 Indemnification by the Buyer. Subject to the terms and conditions of this Article VI, the Buyer shall indemnify the Seller in respect of, and hold the Seller harmless against, any and all Damages incurred or suffered by the Seller or any Affiliate thereof:

                  (a) resulting from, relating to or constituting any (i) misrepresentation or breach of warranty of the Buyer contained in this Agreement or the certificate of the Buyer delivered at the Closing pursuant to Section 5.2(d) of this Agreement or (ii) failure to perform any covenant or agreement of the Buyer contained in this Agreement; or

                  (b) resulting from the conduct of the business or operations of the Company or the Subsidiary following the Closing, except with respect to any matter for which the Buyer is entitled to indemnification pursuant to
Section 6.1; or

                  (c) relating to (i) the Buyer's 401(k) Plan following the completion of the transfer of assets and liabilities from the Existing 401(k) Plan pursuant to Section 10.6(a) or (ii) the Buyer's Canadian Plan following the completion of the transfer of assets and liabilities from the Williams Canadian Defined Contribution Plan pursuant to Section 10.6(d); or

                  (d) relating to the NuTone Inc. Hourly Pension Plan or the NuTone Inc. Retirement Plan, each of which is to be retained by the Company pursuant to Section 10.6(b); or

                  (e) relating to any post-retirement medical or life insurance benefits of the Company or the Subsidiary other than Seller Retained Benefits Liabilities; or

                  (f) relating to any obligations of the Seller or its Affiliates (other than the Company or the Subsidiary) under any letters of credit and other borrowings of the Company or the Subsidiary which are subject to any guarantee, letter of comfort or similar assurance provided by the Seller or any of its Affiliates (other than the Company or the Subsidiary) as of the Closing Date (including without limitation the Scheduled Arrangements but excluding the standby letters of credit relating to the Harrodsburg Facility and the Monroe Indemnification Agreement).

         6.3 Claims for Indemnification.

                  (a) Third-Party Claims. A person entitled to indemnification under this Article VI (an "Indemnified Party") shall give prompt written notification to the person from whom indemnification is sought (the "Indemnifying Party") of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a third party. Within 30 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed.

                  (b) Procedure for Other Claims. An Indemnified Party wishing to assert a claim for indemnification under this Article VI which is not subject to Section 6.3(a) shall deliver to the Indemnifying Party a written notice (a "Claim Notice") which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages. Within 30 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer) or (iii) contest that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in such response contests the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute.

                  (c) Model 663 Fan Claims.

                           (i) Notwithstanding the provisions of Sections 6.3(a)
or 6.3(b), until such time as the total amount of Model 663 Recall Costs exceeds $1,000,000 (at which time the procedures in Sections 6.3(a) and 6.3(b) shall be applicable), the Buyer shall (or shall cause the Company to) assume control, with counsel reasonably satisfactory to the Seller, of the defense of any action, suit, proceeding or claim (including without limitation any proceeding before the U.S. Consumer Products Safety Commission) in connection with or relating to the product recall of the Model 663 fan-light and shall generally be responsible for the conduct of the product recall. The Seller may, at its own expense, participate in the defense of any such action, suit, proceeding or claim. The Buyer shall keep the Seller advised of the status of any such action, suit, proceeding or claim and the defense thereof as well as the status of any other matters relating to the product recall and shall consider in good faith recommendations made by the Seller with respect thereto. Without limiting the foregoing, the Buyer shall cause the Company to provide the Seller with copies of all correspondence relating to the recall and shall respond in a timely manner to all other reasonable requests for information by the Seller. The Buyer shall not agree to any settlement of any such action, suit, proceeding or claim that does not include a complete release of the Seller from all liability with respect thereto or that imposes any liability or obligation on the Seller without the prior written consent of the Seller, which shall not be unreasonably withheld or delayed.

                           (ii) The Buyer shall cause the Company to vigorously
pursue all legal rights and remedies that the Company or the Subsidiary may have against the supplier of the socket included in the Model 663 fan-light or any other third party and shall keep the Seller informed of the status of such efforts. Without limiting the foregoing, the Buyer shall cause the Company to provide the Seller with copies of all correspondence relating to such efforts and shall respond in a timely manner to all other reasonable requests for information by the Seller. The Seller may, at its own expense, participate in the prosecution of any such claim. The Buyer shall not agree to any settlement with such supplier or other third party without the prior written consent of the Seller, which shall not be unreasonably withheld or delayed. With respect to any amounts recovered from such supplier or other third party (net of reasonable costs and expenses (including reasonable fees and expenses of counsel)) incurred by the Buyer in connection with obtaining such recovery), the amount actually recovered shall be treated as follows:

Amount Recovered                    Treatment of Amounts Within Indicated
                                                      Range

$0 to $500,000                      Amount is retained by the Company and
                                    reduces, on a dollar for dollar basis, the Seller's $500,000 maximum indemnification obligation pursuant to clause (i) of Section
                                    6.1(h).

$500,001 to $1,000,000              One-half of any amount between $500,001 and
                                    $1,000,000 shall be retained by the Company and one-half of such amount shall be paid to the Seller at the same time the Company (or any of its Affiliates) receives payment.

$1,000,001 and up                   All amounts over $1,000,000 shall be paid to
                                    the Seller at the same time the Company (or any of its Affiliates) receives payment.

      (d) Scovill Special Benefit Agreement Claims. Notwithstanding the provisions of Section 6.3(a) or 6.3(b), as a condition to the Buyer's right to make an indemnification claim against the Seller pursuant to Section 6.1(g), the Buyer shall take the following steps:

            (i) At any time that the Company is required to make a payment to a former executive of the Company pursuant to the Scovill Special Benefit Agreement, dated January 18, 1988, and the related Executive Death Benefit Agreements, the Buyer shall provide written notice of such event and the amount of such payment to the Seller.

            (ii) The Buyer shall cause the Company to deliver to the Seller a proposed form of notice to First City Diversified Inc. (now known as Saltire Industrial Inc., together with its successors-in-interest, if any, "Saltire"), identifying such payment and requesting reimbursement from Saltire in accordance with Saltire's indemnification obligations set forth in a letter dated May 2, 1997 from Saltire to an Affiliate of the Seller. Within five business days of the Seller's receipt of the proposed notice, the Seller may provide to the Buyer revisions to the proposed notice. The Buyer shall make all revisions reasonably requested by the Seller and shall then promptly deliver such notice to Saltire, with a copy to the Seller.

            (iii) If Saltire responds to the notice sent to it pursuant to (ii) above by indicating that it will not make all or a portion of the requested payment to the Company or fails to respond to the notice within 90 days after notice is given, then the Buyer shall be entitled to request indemnification from the Seller pursuant to Section 6.1(g) and the Seller shall pay to the Buyer, within five business days of receiving notice from the Buyer of its obligation hereunder to make a payment, the amount specified in the initial notice given by the Buyer to the Seller pursuant to (i) above (less any amount Saltire agreed to pay).

            (iv) Upon (and as a further condition to) payment by the Seller to the Buyer of the amount specified in (iii) above, the Seller shall have the right to control the prosecution of all legal rights and remedies that the Company or the Subsidiary may have against Saltire, including without limitation the right to bring suit in the name of the Company and the Subsidiary. Without limiting the foregoing, the Buyer shall cause the Company and the Subsidiary to each constitute and appoint the Seller as their true and lawful attorney in their respective name and on their behalf to claim, demand, collect and receive any amounts owed by Saltire to the Company or the Subsidiary and to prosecute the same at law, to settle or compromise the same, and, upon discharge thereof, to complete, execute and deliver any and all necessary instruments of satisfaction and release. The Seller shall keep the Buyer advised of the status of any such action, suit or proceeding and shall consider in good faith recommendations made by the Buyer with respect thereto. Without limiting the foregoing, the Seller shall provide the Buyer with copies of all correspondence relating to such action, suit or proceeding and shall respond in a timely manner to all other reasonable requests for information by the Buyer. The Buyer shall cause the Company and the Subsidiary to pay to the Seller any amount recovered from Saltire pursuant to this clause (iv).

            (e) Seller Retained Benefits Liabilities Claims. If the Buyer is entitled to indemnification pursuant to Section 6.1(i) with respect to any Seller Retained Benefits Liabilities, the amount of such indemnification obligation shall be calculated in good faith by the Parties on a present value basis using the actuarial assumptions contained in Attachment 6.1(i) and the amount so determined shall be settled by a one-time, lump sum payment from the Seller to the Buyer. In addition, to the extent the Seller does not assume control of the defense of any claim with respect to any actual or alleged Seller Retained Benefits Liabilities in accordance with Section 6.3(a), the Buyer shall be entitled to be indemnified for costs incurred in processing, defending and resolving such claim (including without limitation the reasonable fees and expenses of counsel).

            (f) Interpretation of Certain Materiality Qualifiers. The Parties agree that, solely for purposes of determining the extent, if any, to which the Buyer is entitled to indemnification under Section 6.1(a)(i) for Damages incurred or suffered as a result of a misrepresentation or breach of warranty of the Seller, references in the following Sections of Article II to materiality (including without limitation references to Company Material Adverse Effect), shall be interpreted to mean the dollar amount set forth below for such Section:


-----------------------------------------------------------------------------------------------
                   SECTION                                         AMOUNT
                   -------                                         ------
        2.4, 2.11, 2.12, 2.13, 2.15,                                                 $1,000,000
                 2.16, 2.19
-----------------------------------------------------------------------------------------------
                  2.8, 2.20                                                                  $0
-----------------------------------------------------------------------------------------------
                    2.14                                  $0 (with respect to actual litigation
                                                                commenced on or before March 9,
                                                                                          1998)

                                                          $1,000,000 (with respect to all other
                                                                                       matters)
-----------------------------------------------------------------------------------------------

      6.4   Survival.

            (a) The representations and warranties of the Seller and the Buyer set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the first anniversary of the Closing Date at which time they shall expire. Notwithstanding the foregoing, (i) the representations and warranties contained in Section 2.2(a) shall survive the Closing and the consummation of the transactions contemplated thereby without limitation and
(ii) the representations and warranties contained in Sections 2.9 and 2.17 shall expire upon the occurrence of the Closing.

            (b) Any valid claim that is properly asserted in writing pursuant to Section 6.3 prior to the expiration as provided in Section 6.4(a) of the representation or warranty that is the basis for such claim shall survive until such claim is finally resolved and satisfied.

      6.5   Limitations.

            (a)   Except with respect to claims (i) based on actual fraud or
(ii) made pursuant to Section 6.2(b), Article VIII or Article IX, the rights of the Indemnified Parties under this Article VI shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement. The rights of the Parties under Article VIII shall be the sole and exclusive remedy of the Parties with respect to any Environmental Matters. The rights of the Parties under Article IX shall be the sole and exclusive remedy of the Parties with respect to the subject matter of Article IX. Without limiting the generality of the foregoing three sentences, in no event shall the Buyer, its successors or permitted assigns be entitled to claim or seek rescission of the transactions consummated under this Agreement.

            (b) Notwithstanding anything to the contrary contained in this Agreement, each of the following four limitations shall apply:

                  (i) the aggregate liability of the Seller for the sum of all Damages under clause (a)(i) of Section 6.1 and Section 8.1 shall not exceed an amount equal to 20% of the Adjusted Purchase Price;

                  (ii) the aggregate liability of the Seller for the sum of all Damages under this Article VI shall not exceed an amount equal to the Adjusted Purchase Price;

                  (iii) no individual claim or series of related claims for indemnification under Section 6.1(a)(i) or 6.2(a)(i) or under Section 8.1 shall be valid and assertable unless it is (or they are) for an amount in excess of $10,000; and

                  (iv)  the Seller shall be liable under clause (a)(i) of
Section 6.1 for only that portion of the aggregate Damages under clause (a)(i) of Section 6.1 which exceeds $3,000,000 (it being understood that the Seller shall not be liable, in any event, for the first $3,000,000 of said Damages).

            (c) In no event shall any Indemnifying Party be responsible and liable for any Damages or other amounts under this Article VI or under Article VIII that are consequential, in the nature of lost profits, diminution in value, damage to reputation or the like.

            (d) The Seller shall not have any right of contribution against the Company with respect to any breach by the Seller of any of its representations, warranties, covenants or agreements. Effective as of the Closing, except as set forth in Section 10.8, and except for any claims that arise under Article VI, the Buyer shall cause the Company and the Subsidiary to waive, and forever release and discharge, any claim the Company or the Subsidiary may have against the Seller or its Affiliates.

            (e) The amount of any Damages for which indemnification is provided under this Article VI or under Article VIII shall be reduced by (i) any related recoveries actually realized or received by the Indemnified Party under insurance policies, (ii) any other related payments actually realized or received by the Indemnified Party from third parties and (iii) any tax benefits actually realized or received by the Indemnified Party or any of its Affiliates, in each case, on account of the matter resulting in such Damages or the payment of such Damages. In each of the foregoing cases, the amount "actually realized or received" shall be determined net of reasonable costs and expenses incurred by the Indemnified Party in connection with realizing or receiving such amount. The Buyer shall (and shall cause the Company and the Subsidiary to) use commercially reasonable efforts to pursue all legal rights and remedies that the Company or the Subsidiary may have in order to minimize the Damages for which indemnification is provided to the Buyer by the Seller under Articles VI or VIII.

            (f) The Buyer agrees that to the extent any representation or warranty of the Seller made in this Agreement is, to the knowledge of the Buyer on or prior to the Closing Date, untrue or incorrect, the Buyer shall have no rights under this Article VI by reason of such untruth or inaccuracy (except for any right to terminate this Agreement which may be available pursuant to Section 7.1(b)).

            (g) Notwithstanding anything to the contrary contained in this Agreement, the Buyer shall not be entitled to make any claim for indemnification with respect to any matter to the extent the Purchase Price has been adjusted to reflect such matter pursuant to Section 1.4 and the amount of any Damages for which indemnification is provided under this Article VI or under Article VIII shall be calculated net of any accruals, reserves or provisions reflected in the Final Closing Balance Sheet.

      6.6 Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by both Parties as an adjustment to the Adjusted Purchase Price.

                                   ARTICLE VII

                                   TERMINATION

      7.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing as provided below:

            (a) the Parties may terminate this Agreement by mutual written consent;

            (b) the Buyer may terminate this Agreement by giving written notice to the Seller in the event the Seller is in material breach, and the Seller may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in material breach, of any representation, warranty, covenant or agreement contained in this Agreement, and such breach is not remedied within 15 days of delivery of written notice thereof;

            (c) the Buyer may terminate this Agreement by giving written notice to the Seller (which notice shall be immediately effective if given by telecopy or personally delivered) if the Closing shall not have occurred by July 17, 1998 by reason of the failure of any condition precedent under Section 5.1 hereof (unless the failure results primarily from a breach by the Buyer of any representation, warranty, covenant or agreement contained in this Agreement);

            (d) the Seller may terminate this Agreement by giving written notice to the Buyer (which notice shall be immediately effective if given by telecopy or personally delivered) if the Closing shall not have occurred by July 17, 1998 by reason of the failure of any condition precedent under Section 5.2 hereof (unless the failure results primarily from a breach by the Seller of any representation, warranty, covenant or agreement contained in this Agreement);

            (e) the Seller may terminate this Agreement by giving written notice to the Buyer (which notice shall be immediately effective if given by telecopy or personally delivered) at any time after 11:59 p.m. on June 19, 1998, unless as of 11:59 p.m. on June 19, 1998 the waiting period applicable to the consummation of the transactions contemplated by this Agreement under the Hart-Scott-Rodino Act has expired or been terminated; or

            (f) the Seller may terminate this Agreement by giving written notice to the Buyer (which notice shall be immediately effective if given by telecopy or personally delivered) at any time on or after the earlier of (x) July 10, 1998 or (y) the later of (i) May 1, 1998 or (ii) the date which is 45 days after the FTC Clearance Date, if the Closing shall not have occurred by the earlier of such dates.

      7.2   Effect of Termination.

            (a) If either Party terminates this Agreement pursuant to Sections 7.1(a), 7.1(b), 7.1(c) or 7.1(d), all obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party; provided, however, that termination pursuant to Section 7.1(b) by reason of a breach prior to the time of such termination of any covenant or agreement contained in this Agreement (but not by reason of a breach of any representation and warranty) shall not relieve the defaulting or breaching Party (whether or not it is the terminating Party) from any liability to the other Party.

            (b)   If,

                  (i) the Seller terminates this Agreement pursuant to Section 7.1(e),

                  (ii) on or before May 15, 1998, the Seller delivered to the FTC a certification of substantial compliance with the Second Request,

                  (iii) as of 11:59 p.m. on May 29, 1998, the Seller was in
                        substantial compliance with the Second Request, and

                  (iv) at the time of such termination the Seller is not in material breach of any representation, warranty, covenant or agreement contained in this Agreement as to which the Buyer has given the Seller notice of breach prior to the time at which Seller gives Buyer notice of termination pursuant to Section 7.1(e), then the Buyer shall immediately pay $3,000,000 in cash to the Seller and all other obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party. If the Seller terminates this Agreement pursuant to Section 7.1(e), but either or both of the conditions in clauses (ii) or (iii) of the prior sentence have not been satisfied, then all obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party. Notwithstanding anything to the contrary contained in this Agreement or in any other agreement or understanding between the Parties, the sole and exclusive remedy for any and all liabilities, demands, claims, actions, judgments or causes of action (either at law or in equity), assessments, losses, fines, penalties, costs, damages and expenses sustained, incurred or alleged to be sustained or incurred by the Seller, the Company or the Subsidiary resulting from, arising under or relating to a termination of this Agreement by the Seller pursuant to Section 7.1(e) of the Agreement shall be limited to an aggregate amount of $3,000,000.

            (c)   If,

                  (i) the Seller terminates this Agreement pursuant to Section 7.1(f),

                  (ii) at the time of such termination the Seller is not in material breach of any representation, warranty, covenant or agreement contained in this Agreement as to which the Buyer has given the Seller notice of breach prior to the time at which the Seller gives the Buyer notice of termination pursuant to Section 7.1(f),

                  (iii) during the period beginning on the FTC Clearance Date and ending on the earlier of (x) July 10, 1998 or (y) 45 days after the FTC Clearance Date a Market Out Event (as defined below) has not occurred, and

                  (iv)  the FTC Clearance Date shall have occurred,

                  then the Buyer shall immediately pay $5,000,000 in cash to the Seller and all other obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party. If the Seller terminates this Agreement pursuant to Section 7.1(f), but either or both of the conditions in clauses (ii) or (iii) of the prior sentence have not been satisfied, then all obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party. Notwithstanding anything to the contrary contained in this Agreement or in any other agreement or understanding between the Parties, the sole and exclusive remedy for any and all liabilities, demands, claims, actions, judgments or causes of action (either at law or in equity), assessments, losses, fines, penalties, costs, damages and expenses sustained, incurred or alleged to be sustained or incurred by the Seller, the Company or the Subsidiary resulting from, arising under or relating to a termination of this Agreement by the Seller pursuant to Section 7.1(f) of the Agreement or the transactions contemplated hereby shall be limited to an aggregate amount of $5,000,000.

                  For purposes of this Agreement, the term "Market Out Event" shall mean the occurrence of one of the following three events: (1) a suspension or material limitation of trading in securities generally on the New York Stock Exchange, (2) a general moratorium on commercial banking activities in the City of New York declared by either federal or New York State authorities, or (3) any material outbreak or material escalation of hostilities involving the United States or other national or international calamity or crisis of similar magnitude and severity; after which occurrence the Buyer delivers to the Seller a certificate of (A) the Buyer's Chief Executive Officer or Chief Financial Officer and (B) an authorized representative of the Buyer's investment bank, certifying that as a result of such occurrence the Buyer is unable to obtain the financing necessary to consummate the transactions contemplated by this Agreement.

            (d) The Buyer has delivered to the Seller an irrevocable letter of credit, in the form attached hereto as Attachment 7.2(d), to secure the Buyer's obligations under Sections 7.2(b) and 7.2(c).

            (e) Notwithstanding any other provision contained in this Agreement to the contrary, the Confidentiality Agreement and Section 10.1(f) shall survive the termination of this Agreement for any reason.


                                  ARTICLE VIII

                              ENVIRONMENTAL MATTERS

      8.1   Environmental Indemnification for Included Properties.

            (a) Subject to the terms and conditions of this Article VIII, with respect to any valid claim properly asserted in writing by the Buyer prior to the third anniversary of the Closing Date, the Seller shall indemnify the Buyer and its Affiliates in respect of, and hold the Buyer and its Affiliates harmless against:

                  (i) any and all Damages incurred or suffered by the Buyer or any Affiliate thereof as a result of any Material Noncompliance (as defined in Section 8.1(d)) prior to the Closing Date by the Company or the Subsidiary with any applicable Environmental Laws in connection with the operations of the Company or the Subsidiary at an Included Property; provided such Damages directly result from (1) the Company's or the Subsidiary's compliance with an order issued by an administrative agency or other governmental or regulatory authority with jurisdiction or authority to enforce Environmental Laws (an "Environmental Authority") or by a court in a proceeding commenced by an Environmental Authority which establishes a mandatory obligation to rectify such Material Noncompliance, (2) a mandatory obligation of the Company or the Subsidiary to pay a fine or penalty which is imposed by an Environmental Authority or a court in a proceeding commenced by an Environmental Authority as a result of such Material Noncompliance or (3) an obligation of the Company to rectify a material violation of Environmental Laws which is identified as existing prior to the Closing as part of the Company's participation in OSHA's Cooperative Compliance Program; provided that the Buyer and its Affiliates shall only be entitled to indemnification to the extent the Damages incurred are necessary to rectify such material violation; and

                  (ii) any Response Costs (as defined in Section 8.1(e)) arising from any release of Materials of Environmental Concern to the environment which occurred prior to the Closing Date at an Included Property; provided, such Response Costs directly result from an order issued by an Environmental Authority or a court in a proceeding commenced by an Environmental Authority which establishes a mandatory obligation on the part of the Company or the Subsidiary to investigate and/or remediate said release of Materials of Environmental Concern; and

                  (iii) any and all Damages incurred or suffered by the Buyer or any Affiliate thereof relating to or resulting from any Transporter Liability (as defined in Section 8.1(f));

provided further, however, that, in the case of both clauses (i) and (ii), the Seller's obligations under this Section 8.1 shall be conditioned upon the applicable Included Property having been continuously operated for industrial purposes (including related office, warehouse, sale and service activities) during such three year indemnification period and thereafter during the pendency of any claim asserted prior to the third anniversary of the Closing Date.

            (b) The Seller and the Buyer agree that any voluntary action, program or expense incurred under or related to Environmental Laws, whether or not required for compliance with Environmental Laws, including without limitation action pursuant to the Ohio Voluntary Cleanup Program, Ohio Rev. Code
Section 3746.01 et seq., and the Ohio Voluntary Audit Law, Ohio Rev. Code
Section 3745.70 et seq., shall not be deemed a mandatory obligation for purposes of this Section 8.1. In addition, neither the Buyer nor any of its Affiliates shall be entitled to indemnification under this Article VIII if a mandatory obligation arises as a result of voluntary disclosure by the Buyer or any of its Affiliates to a third party (other than an Affiliate of the Buyer) of information or data. Except as otherwise provided in clause (3) of Section 8.1(a)(i), the Seller and the Buyer agree that the Seller shall have no liability, and neither the Buyer nor its Affiliates shall be entitled to indemnification, with respect to any Damages resulting from the Company's participation in OSHA's Cooperative Compliance Program.

            (c) The Buyer shall give prompt written notification to the Seller of the commencement of any action, suit or proceeding for which indemnification under this Section 8.1 may be sought or, if earlier, upon the assertion of any claim or commencement of any inquiry by an Environmental Authority for which indemnification under this Section 8.1 may be sought, whereupon the Seller shall assume exclusive control of the defense and settlement of such action, suit, proceeding, claim or inquiry. Without limiting the generality of the foregoing, if a mandatory obligation of the kind specified in Section 8.1(a) exists: (i) the Seller shall determine, control and undertake the actions to be taken in order to comply with or satisfy such mandatory obligation and (ii) the Buyer shall be provided reasonable notice and opportunity to comment upon the Seller's plans for addressing such mandatory obligation.

            (d) For purposes of this Agreement, "Material Noncompliance" means all costs and expenses which, in the aggregate, exceed $250,000 (it being understood that the Seller shall not be liable, in any event, for the first $250,000 of said costs and expenses).

            (e) For purposes of this Agreement, "Response Costs" means all "response costs" within the meaning of CERCLA which, in the aggregate, exceed $250,000 (it being understood that the Seller shall not be liable, in any event, for the first $250,000 of said response costs). The term "Damages" includes all Response Costs (as defined in the prior sentence, including the limitation set forth therein).

            (f) For purposes of this Agreement, "Transporter Liability" means all costs and expenses relating to or resulting from any transportation, treatment, storage or disposal, or the arrangement therefor, by the Company, the Subsidiary or any of their respective Affiliates, agents, contractors or representatives, prior to the Closing of any Materials of Environmental Concern to or at any off-site property, location or facility not owned or operated by the Company or the Subsidiary which, in the aggregate, exceed $125,000 (it being understood that the Seller shall not be liable, in any event, for the first $125,000 of said costs and expenses).

      8.2   Environmental Indemnification for Excluded Properties.

            (a) Subject to the terms and conditions of this Article VIII, the Seller shall indemnify the Buyer in respect of, and hold the Buyer harmless against:

                  (i) any and all Damages (including without limitation any amounts paid by the Company as a result of the three standby letters of credit referred to in the Purchase and Sale Agreement referred to in the Disclosure Schedule relating to the Harrodsburg Facility or the Monroe Facility being drawn upon) incurred or suffered by the Buyer or any Affiliate thereof as a result of any release of Materials of Environmental Concern to the environment at any time which occurred or originated at any Excluded Property; and

                  (ii) any and all Damages incurred or suffered by the Buyer or any Affiliate thereof pursuant to the environmental provisions contained in
Section 12.0 of the Purchase and Sale Agreement dated November 1, 1996, as amended, between NuTone Inc. and E Paul Corp. for the sale of the 203 Garver Road, Monroe, Butler County, Ohio property (the "Monroe Indemnification Agreement"); and

                  (iii) any and all Damages incurred or suffered by the Buyer or any Affiliate thereof relating to or resulting from any transportation, treatment, storage or disposal, or the arrangement therefor, by the Company, the Subsidiary or any of their respective Affiliates, agents, contractors or representatives, of any Materials of Environmental Concern originating at or on any Excluded Property.

            (b) The Buyer shall give prompt written notification to the Seller upon becoming aware of any facts or circumstances pursuant to which indemnification under this Section 8.2 may be sought, whereupon the Seller shall assume exclusive control of the defense and settlement of all matters for which indemnification may be sought pursuant to this Section 8.2. Without limiting the generality of the foregoing, the Buyer agrees that the Seller or its Affiliates shall exercise and control, on an exclusive basis, all of the rights of the Company under the Monroe Indemnification Agreement.

      8.3   Exclusive Remedy.

            (a) This Article VIII shall be the sole and exclusive remedy of the Buyer and its Affiliates against the Seller or any of its Affiliates for any and all Damages under Environmental Laws or any common law providing for any remedy or right of recovery with respect to Environmental Matters arising in the past, present or future and related directly or indirectly to the business or operations of the Company or the Subsidiary. The Buyer hereby waives (and shall cause its Affiliates and the respective successors and permitted assigns of the Buyer and its Affiliates to waive) any right to seek contribution or other recovery from the Seller or its Affiliates or any present or former officer, director or employee, agent, or contractor of the Company, the Subsidiary, the Seller or any Affiliates of the Seller that any of them may now or in the future have under any Environmental Laws and any common law providing for any remedy or right of recovery with respect to Environmental Matters, with respect to events related directly or indirectly to the business or operations of the Company or the Subsidiary prior to the Closing. The Buyer hereby releases (and shall cause its Affiliates and the respective successors and assigns of the Buyer and its Affiliates to release) the Seller and its Affiliates and all present or former officers, directors and employees, agents, or contractors of the Company, the Subsidiary, the Seller or any Affiliates of the Seller from any and all such claims, demands and causes of action that any of them may now or in the future have under any Environmental Laws and any common law providing for any remedy or right of recovery with respect to Environmental Matters, with respect to events related directly or indirectly to the business or operations of the Company or the Subsidiary prior to the Closing.

            (b)   The provisions of Sections 6.5 and 6.6 are applicable to this
                  Article VIII.

      8.4   Buyer's Indemnification.

            (a) Subject to the terms and conditions of this Article VIII, the Buyer shall indemnify the Seller and its Affiliates in respect of, and hold the Seller and its Affiliates harmless against, any and all Damages with respect to Environmental Matters related directly or indirectly to the business or operations of the Company or the Subsidiary as to which the Seller is not obligated to indemnify the Buyer pursuant to Section 8.1.

            (b) The procedures set forth in Section 6.3 shall apply with respect to any claim for indemnification made by the Seller pursuant to this
Section 8.4.


                                   ARTICLE IX

                                   TAX MATTERS

      9.1   Preparation and Filing of Tax Returns.

            (a) The Seller shall prepare and timely file or shall cause to be prepared and timely filed the following Tax Returns with respect to the Company and the Subsidiary or in respect of their businesses, assets or operations:

                  (i) All Tax Returns for any Taxes imposed upon, or measured by, income (and, in the case of the Subsidiary, by income and capital) for any taxable period ending on or before the Closing Date; and

                  (ii) All other Tax Returns required to be filed (taking into account extensions) prior to the Closing Date.

            (b) The Seller shall permit the Buyer to review and comment upon all Tax Returns prepared pursuant to Section 9.1(a) to the extent such Tax Returns relate to the Company or the Subsidiary (i.e., in the case of consolidated returns access will be provided to information about the Company and the Subsidiary but not to the overall consolidated return). With respect to any Tax Returns prepared pursuant to Section 9.1(a), the Seller shall not take any position inconsistent with prior Tax Returns that would materially adversely affect the Company after the Closing Date without obtaining the prior written consent of the Buyer, which consent shall not be unreasonably withheld or delayed.

            (c) The Buyer shall prepare and timely file or shall cause to be prepared and timely filed all other Tax Returns with respect to the Company and the Subsidiary or in respect of their businesses, assets or operations.

            (d) Any Tax Return to be prepared and filed by the Buyer for taxable periods beginning before the Closing Date and ending after the Closing Date shall be prepared on a basis consistent with the last previous Tax Return, and the Buyer shall consult with the Seller concerning each such Tax Return and report all items with respect to the portion of the period ending on the Closing Date in accordance with the instructions of the Seller. The Buyer shall cause the Company to provide the Seller with a copy of each proposed Tax Return (and such additional information regarding such Tax Return as may reasonably be requested by the Seller) at least 45 days prior to the filing of such Tax Return, except that in the case of a Tax Return relating to a monthly taxable period, the copy shall be provided to the Seller at least 10 days prior to the filing of such Tax Return.

      9.2   Tax Indemnification by the Seller.

            (a) Except as set forth in Sections 9.3(a)(ii) and 9.3(a)(iii) hereof, the Seller shall indemnify the Buyer and its Affiliates in respect of, and hold the Buyer and its Affiliates harmless, on an after-Tax basis, against the following Taxes with respect to the Company and the Subsidiary to the extent such Taxes exceed the accruals, reserves or assets for Taxes set forth on the Final Closing Balance Sheet and the amount of any estimated Tax payments and any payments of Canadian Tax installments made on or before the Closing Date:

                  (i) Any and all Taxes due and payable by the Company or the Subsidiary for any taxable period ending (or deemed pursuant to Section 9.4(b) or Section 9.4(c) to end) on or before the Closing Balance Sheet Date, including any Taxes in respect of the Pre-Closing Transactions listed on Attachment 4.4 as Items 1 and 2;

                  (ii) Any liability of the Company or the Subsidiary for Taxes for periods ending on or before the Closing Balance Sheet Date under Treasury Regulation Section 1.1502-6 or under any comparable or similar provision under state, local or foreign laws or regulations; and

                  (iii) Any sales, use, transfer, stamp, conveyance, value added, recording, registration, documentary, filing or other similar Taxes and fees, including such Taxes or fees in respect of the Pre-Closing Transactions, whether levied on the Buyer, the Seller, the Company, the Subsidiary or any of their respective Affiliates, resulting from the purchase of the stock of the Company or otherwise on account of this Agreement or the transactions contemplated hereby.

            (b) Amounts payable pursuant to this Section 9.2 shall be computed after taking into account all Tax consequences to the Buyer (or its Affiliates) of (i) the receipt of (or the right to receive) the indemnification payment and
(ii) the incurrence of the liability that gave rise to the right to receive the indemnification payment. Thus, it is the intention of the Parties that the Buyer be held harmless with respect to the liability that gave rise to the right to the indemnification payment on an after-Tax basis. The Parties agree that to the maximum extent allowable under applicable Tax laws, amounts payable to the Buyer or its Affiliates pursuant to this Section 9.2 shall be treated (and reported on all applicable Tax Returns) as adjustments to the Adjusted Purchase Price.

      9.3   Tax Indemnification by the Buyer.

            (a) The Buyer shall indemnify the Seller and its Affiliates in respect of, and hold the Seller and its Affiliates harmless, on an after-Tax basis, against, the following Taxes with respect to the Company and the
Subsidiary:

                  (i) Any and all Taxes for any taxable period beginning (or deemed pursuant to Section 9.4(b) or Section 9.4(c) to begin) on or after the Closing Balance Sheet Date; and

                  (ii) Any and all Taxes specified in paragraphs (i) and (ii) of Section 9.2(a), but only to the extent of the accruals, reserves or assets for Taxes set forth on the Final

Closing Balance Sheet and the amount of any estimated Tax payments and any payments of Canadian Tax installments made on or before the Closing Date.

            (b) Amounts payable pursuant to this Section 9.3 shall be computed after taking into account all Tax consequences to the Seller (or its Affiliates) of (i) the receipt of (or the right to receive) the indemnification payment and
(ii) the incurrence of the liability that gave rise to the right to receive the indemnification payment. Thus, it is the intention of the Parties that the Seller be held harmless with respect to the liability that gave rise to the right to the indemnification payment on an after-Tax basis. The Parties agree that to the maximum extent allowable under applicable Tax laws, amounts payable to the Seller or its Affiliates pursuant to this Section 9.3 shall be treated (and reported on all applicable Tax Returns) as adjustments to the Adjusted Purchase Price.

      9.4   Allocation of Certain Taxes.

            (a) The Buyer and the Seller agree that if the Company or the Subsidiary is permitted but not required under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, the Buyer and the Seller shall treat such day as the last day of a taxable period. The Buyer and the Seller agree that they will treat the Company as if it ceased to be part of the affiliated group of corporations of which the Seller is a member within the meaning of Section 1504 of the Code, and any comparable or similar provision of state, local or foreign laws or regulations, as of the close of business on the Closing Date.

            (b) Except as provided in Section 9.4(c), any Taxes for a taxable period ending after the Closing Balance Sheet Date with respect to the Company and/or the Subsidiary shall be paid by the Buyer, the Company and/or the Subsidiary, and the Taxes for such period shall be apportioned for purposes of
Section 9.2 and Section 9.3 between the Seller and the Buyer based on the actual operations of the Company and/or the Subsidiary, as the case may be, during the portion of such period ending on the Closing Balance Sheet Date, if any, and the portion of such period beginning on the day following the Closing Balance Sheet Date, and for purposes of the provisions of Sections 9.2, 9.3 and 9.5, each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period).

            (c) Any Taxes for a taxable period ending on the Closing Date with respect to the Company and/or the Subsidiary shall be paid by the Seller, and the Taxes for such period shall be apportioned for purposes of Section 9.2 and
Section 9.3 between the Seller and the Buyer based on the actual operations of the Company and/or the Subsidiary, as the case may be, during the portion of such period ending on the Closing Balance Sheet Date and the portion of such period beginning on the day following the Closing Balance Sheet Date, and for purposes of the provisions of Sections 9.2, 9.3 and 9.5, each portion of such period shall be considered to be a taxable period (whether or not it is in fact a taxable period).

            (d) The Party not responsible under Section 9.1 for filing the Tax Return for any period for which Taxes are apportioned under subsections (b) or
(c), shall make any payment for which it is liable under Section 9.2 or Section
9.3 to the Party responsible for filing such Tax Return under Section 9.1 not later than five business days prior to the due date for the payment of such Taxes (including estimated Taxes).

      9.5   Refunds and Carrybacks.

            (a) The Seller or its Affiliates shall be entitled to an amount equal to any refunds (including any interest paid thereon) or credits of Taxes attributable to taxable periods ending (or deemed pursuant to Section 9.4(b) to end) on or before the Closing Balance Sheet Date to the extent such refunds (including any interest paid thereon) or credits were not reflected on the Final Closing Balance Sheet. The Buyer shall promptly notify the Seller in writing of any tax refund(s) received by or payable to the Company or the Subsidiary after the Closing in respect of periods before or including the Closing Date.

            (b) The Buyer, the Company, the Subsidiary and/or their Affiliates, as the case may be, shall be entitled to any refunds (including any interest paid thereon) or credits of Taxes attributable to (i) taxable periods beginning (or deemed pursuant to Section 9.4(b) to begin) after the Closing Balance Sheet Date and (ii) taxable periods ending (or deemed pursuant to Section 9.4(b) to end) on or before the Closing Balance Sheet Date to the extent such refunds (including any interest paid thereon) or credits were reflected on the Final Closing Balance Sheet.

            (c) The Buyer shall, or shall cause the Company and the Subsidiary promptly to, forward to or reimburse the Seller for any refunds (including any interest paid thereon) or credits due the Seller (pursuant to the terms of this Agreement) after receipt thereof, and the Seller shall promptly forward to the Buyer or reimburse the Buyer for any refunds (including any interest paid thereon) or credits due the Buyer after receipt thereof.

            (d) The Buyer and the Company agree that, with respect to any Tax, the Company and the Subsidiary shall not carry back any item of loss, deduction or credit which arises in any taxable period ending after the Closing Date to any taxable period ending on or before the Closing Date.

      9.6   Cooperation on Tax Matters; Tax Audits.

            (a) The Buyer and the Seller and their respective Affiliates shall cooperate in the preparation of all Tax Returns for any Tax periods for which one Party could reasonably require the assistance of the other Party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages to the extent related to the Company or the Subsidiary illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such Party's possession requested by the Party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include without limitation provision of powers of attorney for the purpose of signing Tax Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any applicable governmental authority responsible for the imposition of Taxes (the "Taxing Authority") which relate to the Company or the Subsidiary, and providing copies of all relevant Tax Returns to the extent related to the Company or the Subsidiary, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and tax basis of property, which the requested Party may possess. The Buyer and the Seller and their respective Affiliates shall make their respective employees and facilities available on a mutually convenient basis to explain any documents or information provided hereunder.

            (b) The Seller shall have the right, at its own expense, to control any audit or examination by any Taxing Authority ("Tax Audit"), initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any taxable period ending on or before the Closing Date with respect to the Company and the Subsidiary, provided that the Seller shall not settle or compromise any audit in a manner that is inconsistent with any position taken on prior Tax Returns and that would materially adversely affect the Company after the Closing Date without obtaining the prior written consent of the Buyer, which consent shall not be unreasonably withheld or delayed. The Buyer shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes with respect to the Company and the Subsidiary; provided that, with respect to (i) any state, local or foreign Taxes for any taxable period beginning before the Closing Date and ending after the Closing Date and (ii) any item the adjustment of which may cause the Seller to become obligated to make any payment pursuant to Section 9.2(a) hereof, the Buyer shall consult with the Seller with respect to the resolution of any issue that would affect the Seller, and not settle any such issue, or file any amended Tax Return relating to such issue, without the consent of the Seller, which consent shall not be unreasonably withheld. Where consent to a settlement is withheld by the Seller pursuant to this Section, the Seller may continue or initiate any further proceedings at its own expense, provided that any liability of the Buyer, after giving effect to this Agreement, shall not exceed the liability that would have resulted had the Seller not withheld its consent.

      9.7 Termination of Tax-Sharing Agreements. All Tax sharing agreements or similar arrangements with respect to or involving the Company and the Subsidiary shall be terminated prior to the Closing Date and, after the Closing Date, the Company and the Subsidiary shall not be bound thereby or have any liability thereunder for amounts due in respect of periods ending on or before the Closing Date.

                                    ARTICLE X

                               FURTHER AGREEMENTS

      10.1  Access to Information; Record Retention; Cooperation.

            (a) Access to Information. Following the Closing, each Party shall afford to the other Party and to the other Party's Affiliates, authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to third parties possessing information and providing reasonable access to its own employees who are in possession of relevant information) and duplicating rights during normal business hours to all records, books, contracts, instruments, documents, correspondence, computer data and other data and information (collectively, "Information") within the possession or control of such Party or its Affiliates, relating to the Company or the Subsidiary or their respective businesses or operations prior to the Closing, insofar as such access is reasonably required by the other Party. Information may be requested under this Section 10.1(a) for without limitation, financial reporting and accounting matters, including for purposes of preparing financial statements and the Closing Balance Sheet, resolving any differences between the Parties with respect to the Closing Balance Sheet, the preparation and filing of any Tax Returns, the prosecution of any claims for refund, the defense of any Tax claims or assessment, the preparation of securities law or exchange filings, prosecution, defense or settlement of litigation and any insurance claims, performance of this Agreement and the transactions contemplated hereby and all other proper business purposes.

            (b) Access to Personnel. Following the Closing, each Party shall use reasonable efforts to make available to the other Party, upon written request, such Party's and its Affiliates' officers, directors, employees and agents to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting Party may from time to time be involved relating to the Company or the Subsidiary or their respective businesses or operations prior to the Closing or for any other matter referred to in Section 10.1(a).

            (c) Reimbursement. A Party providing Information or personnel to the other Party under Section 10.1(a) or (b) shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Information; provided, however, that no such reimbursements shall be required for the salary or cost of fringe benefits or similar expenses pertaining to employees or directors of the providing Party or its Affiliates.

            (d) Retention of Records. Except as otherwise required by law or agreed to in writing by the Parties, each Party shall (and shall cause its Affiliates to) preserve all

Information in its possession pertaining to the Company and the Subsidiary and their respective businesses and operations prior to the Closing until December 31, 2005. Notwithstanding the foregoing, in lieu of retaining any specific Information, either Party may offer in writing to the other Party to deliver such Information to the other Party and, if such offer is not accepted within 90 days, the offered Information may be disposed of at any time.

            (e) Preparation of Closing Balance Sheet and Williams Financial Statements. Following the Closing, the Buyer shall cause the Company and the Subsidiary to prepare and provide to the Seller and its Affiliates all information relating to the Company and the Subsidiary reasonably required for the Seller and its Affiliates to prepare (i) the Closing Balance Sheet and (ii) the consolidated accounts of Williams for the fiscal periods ending June 30, 1998 and December 31, 1998. Without limiting the generality of the foregoing, the Buyer shall cause the Company and the Subsidiary to prepare, in accordance with past practice prior to the Closing, full "statutory packs" for the Company and the Subsidiary using Williams' normal accounting policies, principles, bases, methods and procedures and the Buyer shall cause the Company and the Subsidiary to use their best efforts to act in full compliance with the reasonable timetable and instructions of Williams. Any information provided pursuant to this Section in any format requested by Williams shall be without prejudice to any rights that the Buyer may have to dispute the Closing Balance Sheet in accordance with the provisions of Section 1.4. During the period of preparation of the Closing Balance Sheet and the audited accounts of Williams, the Buyer shall use its best efforts to ensure that the Seller and its Affiliates (and their auditors) will be provided with full unrestricted access to the Company and the Subsidiary during normal business hours, their financial management and their books, accounts and records and will be able to review the work being carried out in accordance with this Section.

            (f) Confidentiality. Each of the Buyer and the Seller shall hold, and shall use reasonable efforts to cause its Affiliates, consultants and advisors to hold, in strict confidence all Information concerning the other furnished to it by the other Party or the other Party's representatives at any time prior to Closing or pursuant to this Section 10.1 (except to the extent that such Information (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving Party in violation of the terms of this Section 10.1, (ii) was within the possession of the receiving Party prior to it being furnished to the receiving Party by or on behalf of the other Party pursuant hereto, provided that the source of such information was not known by the receiving Party at the time of receipt to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other Party or any other party with respect to such information, (iii) is or becomes available to the receiving Party from a source other than the other Party, provided that such source is not, to the knowledge of the receiving Party at the time of receipt, bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other Party or any other party with respect to such information, or (iv) was or is independently developed by the receiving Party without utilizing any Information or violating any of the receiving Party's obligations under this

Agreement), and each Party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose such Information by judicial or administrative process or, as advised by its counsel, by other requirements of law.

      10.2 Director and Officer Indemnification. The Buyer shall not take any action to alter or impair any exculpatory or indemnification provisions, now existing in the (i) Certificate of Incorporation or By-laws of the Company or
(ii) the Articles of Amalgamation or By-laws of the Subsidiary, for the benefit of any individual who served as a director or officer of the Company or the Subsidiary at any time prior to the Closing Date, except for any changes that may be required to conform with changes in applicable law and any changes that do not affect the application of such provisions to acts or omissions of such individuals prior to the Closing Date.

      10.3 Covenant Not to Compete; Non-Solicitation. During the period commencing on the Closing Date and continuing until the third anniversary of the Closing Date (the "Noncompetition Period"), the Seller shall not (and shall cause each Noncompetition Party (as defined below) not to), directly or indirectly, (a) own, manage, operate or control any business in the United States, Canada, North America or the rest of the world that develops, manufacturers and sells any Competitive Products (as defined below) in competition with the business activities conducted by the Company and the Subsidiary on the date hereof (a "Competitive Business") or (b) solicit (other than by general advertising) any of the officers, management or key employees of the Company as of the Closing Date to terminate his or her employment with the Company or the Subsidiary; provided, however, that the foregoing covenant shall not prohibit, or be interpreted as prohibiting, any Noncompetition Party from
(i) continuing in any line of business conducted by any Noncompetition Party (other than the Company and the Subsidiary) on the date hereof, regardless of whether any such business is a Competitive Business; (ii) manufacturing or selling raw materials or components used in or sold to a Competitive Business;
(iii) entering into any relationship with a person or entity not owned, managed, operated or controlled by any Noncompetition Party for purposes primarily unrelated to a Competitive Business; (iv) making equity investments in publicly owned companies which conduct a Competitive Business, provided such investments do not confer control of any such company upon any Noncompetition Party; or (v) acquiring any person or entity which conducts a Competitive Business if either
(x) in the calendar year prior to such acquisition, the revenues of such person or entity from its Competitive Business do not constitute more than 25% of the total revenues of such person or entity or (y) the applicable Noncompetition Party promptly commences and thereafter pursues for a period of 12 months after such acquisition the transfer of that portion of the business of such person or entity as constitutes a Competitive Business upon terms and conditions and at a price determined by the applicable Noncompetition Party in its sole discretion, failing which the applicable Noncompetition Party shall for a period of three months following such 12 month period negotiate with the Buyer in good faith for the sale of such Competitive Business to the Buyer on terms and conditions and at a price mutually agreeable to the applicable

Noncompetition Party and the Buyer. For purposes of this Agreement, "Competitive Products" means the following items sold primarily for use in residential housing construction or remodeling: exhaust fans and heaters, range hoods, attic and whole house ventilation fans, paddle fans, air purification devices, bath cabinets and fixtures, door chimes, intercoms, central vacuums and audio speakers. For purposes of the Agreement, "Noncompetition Party" means each of Williams and any direct or indirect majority-owned subsidiaries of Williams, including without limitation the Seller.

      10.4  Disclosure Generally.

            (a) Any information furnished in the Disclosure Schedule (or any update thereto) shall be deemed to modify all of the Seller's representations and warranties. The inclusion of any information in the Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed or is material to the Company or the Subsidiary or outside the Ordinary Course of Business.

            (b) Neither the Seller nor any of its Affiliates has made or shall be deemed to have made or make any representation and warranty to the Buyer other than as set forth in Article II of this Agreement. Without limiting the generality of the foregoing, the Buyer acknowledges that neither the Seller nor any of its Affiliates has made or shall be deemed to have made or make any representation as to projections or budgets of the Company or the Subsidiary, including without limitation as to future revenues, expenses or income.

            (c) For purposes of this Agreement, the terms "to the Seller's knowledge," "known by the Seller" or other words of similar meaning shall mean the actual knowledge of Tim Allen, Bernard D. Brogan, Robin W. Brown, Gregory E. Lawton, Glen L. Bowler, John A. Buecker, Robert L. Edge, James J. Ross, Brian B. Leary, L. Wayne Speer or Todd R. Teter and shall not refer to the knowledge of any other person or entity.

            (d) For purposes of this Agreement, the terms "to the Buyer's knowledge," "known by the Buyer" or other words of similar meaning shall mean the actual knowledge of David B. Hiley, Kevin W. Donnelly, Michael H. Botelho, Michael J. Sharon, Michael Mendes, Martin N. Redlin, George P. Ebner, Bob Dunlap and Tom Walsh and shall not refer to the knowledge of any other person or entity.

            (e) The Buyer acknowledges and agrees that (x) to the extent that any of the items set forth in Attachment 10.4(e) hereto involves an accounting method, treatment, principle or procedure, the item as treated or reflected by the Company or the Seller (and not as challenged or questioned by the Buyer) is consistent with Attachment 1.4(a), (y) with respect to the items indicated by an asterisk on Attachment 10.4(e), the 1997 Financial Statements shall not be considered as not being prepared in accordance with U.S. GAAP to the extent (limited to the indicated amounts) that such items are not reflected in such financial statements and (z) no loss of a customer by the Company or the Subsidiary to the Buyer or an Affiliate of the Buyer shall entail or be deemed to entail a Company Material Adverse Effect or a breach of a warranty or misrepresentation by the Seller.

      10.5  Certain Insurance Matters.

            (a) The Buyer shall (or shall cause the Company or the Subsidiary to) reimburse the Seller and its Affiliates with respect to any and all Damages incurred or suffered by the Seller or any Affiliate thereof resulting from or relating to:

                  (i) any workers compensation claims arising from the business or operations of the Company or the Subsidiary prior to the Closing; provided that, solely with respect to such claims that arose outside of the State of Ohio, the Buyer's reimbursement obligation under this clause (i) shall be limited to occurrences during the period from January 1, 1994 through and including the Closing Date and to an amount of $500,000 per occurrence; or

                  (ii) any claims relating to personal injury or property damage caused by the ownership or operation of an automobile or other motor vehicle in connection with the business or operations of the Company or the Subsidiary prior to the Closing, provided, however, that the Buyer's reimbursement obligation under this clause (ii) shall be limited to an amount of $250,000 per occurrence;

            provided, further, however, that the insurer shall control and manage the defense of any matter relating to clause (i) or (ii) above, subject to the reasonable direction of the Company.

            (b) The Seller shall invoice the Company on a monthly basis for all amounts due to the Seller and its Affiliates pursuant to Section 10.5(a). Such invoice shall include a level of detail consistent with that which the Company received prior to the Closing. The Buyer shall (or shall cause the Company or the Subsidiary to) pay in full the amounts shown on each such invoice within 15 business days of receipt. Overdue amounts will bear interest at 10% per annum, compounded monthly. Other than with respect to amounts referred to in
Section 10.5(c), the Buyer shall not have any right of set off with respect to amounts to be paid pursuant to Section 10.5 and may not withhold payment during the pendency of any dispute.

            (c) The Buyer shall be entitled to the benefit and receipt of any claims and/or recoveries under any insurance policies maintained by any of the Seller, the Company or the Subsidiary with respect to matters referred to in Sections 10.5(a)(i) and 10.5(a)(ii). The Seller shall maintain, and shall not take any steps to prospectively or retrospectively cancel, buy-out or remove the Company or the Subsidiary as additional insureds from any and all insurance policies providing coverage for all periods prior to Closing with respect to any events, occurrences or matters occurring prior to the Closing, including without limitation the matters referred to in Section 10.5(a)(i) and 10.5(a)(ii) (subject in each case to the deductibles, limits and other terms and conditions of such policies).

      10.6  Certain Employee Benefits Matters.

            (a) 401(k) Plan Transfer. As soon as practicable after the Closing Date, the Seller shall cause the transfer of (i) the account balances of the employees of the Company who participate under the Williams Holdings, Inc. Retirement Savings 401(k) Plan as of the Closing Date (the "Existing 401(k) Plan") and (ii) assets having a value equal to said account balances to a profit-sharing plan maintained by the Company or the Buyer which is qualified under Section 401(a) of the Code and which includes a cash or deferred arrangement which qualifies under Section 401(k) of the Code (the "Buyer's 401(k) Plan"). The Buyer shall, prior to the Closing, notify the Seller in writing of the identity of the Buyer's 401(k) Plan and shall cause the Buyer's 401(k) Plan to accept the transfers referred to in the prior sentence. The assets transferred shall consist of cash or other assets acceptable to the Buyer and the promissory notes evidencing loans from the Seller's 401(k) Plan to employees of the Company.

            (b) Defined Benefit Plans. On or prior to the Closing Date, the Seller shall (i) cause the NuTone Inc. Hourly Pension Plan and the NuTone Inc. Retirement Plan to be amended to provide that the Company is the sole sponsor of said plans effective as of the Closing Date, (ii) establish separate trusts for each of said plans and (iii) cause assets to be transferred from the master trust holding the assets of said plans to said separate trusts equal in value to the value of the interest of each of said plans in the master trust determined as of the date of the transfer. The assets transferred shall, to the greatest extent possible, consist of a pro rata share of the assets of the master trust currently managed by Nations Gartmore Investment Management provided such assets are consistent with the investment guidelines in place as of January 31, 1998, a copy of which has previously been furnished by the Seller to the Buyer.

            (c) Harrodsburg Defined Benefit Plan. The Seller shall cause WNA or another Affiliate of the Seller to remain as the sponsor of the Pension Plan for Bargaining Unit Employees of the NuTone Inc. Hall Mack Harrodsburg, Kentucky Plant.

            (d) Canadian Plans. The Seller shall retain (or cause to be retained by an Affiliate of the Seller) all responsibility for retirement benefits accrued prior to January 1, 1998 under any defined benefit plan which was maintained for the benefit of the Canadian Employees (each, a "Williams Canadian Defined Benefit Plan"). Effective January 1, 1998, Affiliates of the Seller established a defined contribution plan (the "Williams Canadian Defined Contribution Plan") for the benefit of employees of certain Affiliates of the Seller, including the Canadian Employees, and the Canadian Employees ceased to accrue benefits under any Williams Canadian Defined Benefit Plan. The Canadian Employees shall cease to accrue benefits under the Williams Canadian Defined Contribution Plan on the Closing Date. As of the Closing Date, the Buyer shall cause the Subsidiary to establish and maintain a "pension plan" (within the meaning of the Pension Benefits Act (Ontario)) for the Canadian Employees as a successor to the Williams Canadian Defined Contribution Plan (the "Buyer's Canadian Plan"). The Buyer agrees to cause the Buyer's Canadian Plan to accept the transfer from the Williams Canadian Defined Contribution Plan of the account balances of the Canadian Employees. The Buyer and the Seller agree to take all the steps necessary to consummate such transfer, including obtaining all necessary regulatory approvals, as soon as possible after the Closing Date.

            (e) Continued Benefits. For a period of one year beginning upon the Closing Date, the Buyer shall cause the Company and the Subsidiary to provide to all individuals who are employees of the Company or the Subsidiary on the Closing Date and who are not members of a bargaining unit subject to a collective bargaining agreement with the Company, benefits substantially equivalent in the aggregate to the benefits provided to such employees immediately prior to the Closing; provided, however, that the Buyer reserves the right in its sole discretion, to terminate the Company's defined benefit pension plans.

            (f) Executive Team Modified Incentive Scheme. Prior to the Closing, the Seller shall cause the Company to assume all of the payment obligations of the Seller or its Affiliates set forth in the agreements dated October 1997 (as modified in December 1997) with certain of the Company's executive officers referred to in the Disclosure Schedule (the "Supplemental Agreements"). The Seller shall reimburse the Company for the cost of (i) the loyalty payments referred to in the Supplemental Agreements, (ii) the enhanced performance based bonus payments referred to in the Supplemental Agreements (but only to the extent such enhanced bonus payments exceed the amount that would have otherwise been payable under the Company's original bonus plan), and (iii) the enhanced severance payments referred to in the Supplemental Agreements (but only to the extent such enhanced severance payments exceed the amount that would have otherwise been payable if the Supplemental Agreements had never come into existence), in each case net of any related tax benefit to the Company in respect of periods after the Closing Balance Sheet Date.

      10.7 Post-Closing Covenant Regarding Excluded Properties. If the Pre-Closing Transactions listed on Attachment 4.4 as Items 1 and 2 have not, for any reason, been consummated prior to the Closing, the Parties shall cooperate and use their respective best efforts in order to consummate, in the manner specified by the Seller and at the Seller's sole cost and expense, such transactions as promptly as possible after the Closing. Furthermore, until the Pre-Closing Transactions listed on Attachment 4.4 as Item 1 are consummated, Seller shall have sole responsibility and authority for fulfillment of any and all obligations arising from or related to, directly or indirectly, Hazardous Waste Post-Closure Permit No. KYD 081-017-667, the correlated EPA corrective action portion of the permit, EPA ID No. KYD 081-017-667, the Agreed Order among the Kentucky Natural Resources and Environmental Protection Cabinet, the City of Harrodsburg, Textron, Inc., Scovill, Inc., and NuTone Inc.,

Hallmack Division, dated July 25, 1995, File Nos. DWM 13376-09 and DWM 16282-114, and any environmental liability associated with the Harrodsburg Facility. To the extent required by law, or for the convenience of the Seller, Buyer shall provide written notice of the Seller's delegation of authority for all matters related to the above-referenced permit and Agreed Order at the request of Seller.

      10.8 Foreign Exchange Contracts. The Buyer shall cause the Subsidiary to fulfill its obligations under the foreign exchange contracts between the Subsidiary, on the one hand, and the Seller or any of its Affiliates (other than the Company or the Subsidiary) on the other hand that are either (i) listed on the Disclosure Schedule or (ii) entered into in the Ordinary Course of Business after the date as of which information is provided in the Disclosure Schedule and prior to the Closing.

      10.9 Resignations. Effective upon the Closing, the Seller shall cause all of its own employees, directors and attorneys and all of its Affiliates' (other than the Company and the Subsidiary) employees, directors and attorneys to resign from the board of directors of the Company and the Subsidiary and from all positions as officers of the Company and the Subsidiary.

      10.10 Release of Accrued Dividend Obligations. The Seller hereby releases (and shall cause its Affiliates (other than the Company and the Subsidiary) to release) the Company of any and all claims which the Seller or such Affiliates may have on account of any accrued but unpaid dividends existing as of the Closing with respect to the Company's 8% Series A Cumulative Preferred Stock or 10% Series B Cumulative Preferred Non-Voting Stock.

      10.11 Further Assurances. At any time and from time to time after the Closing, as and when requested by either Party hereto and at such Party's expense, the other Party shall promptly execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.


                                   ARTICLE XI

                                   GUARANTEES

      11.1 Williams' Guarantee. Williams hereby unconditionally guarantees the due and punctual payment and performance of all of the Seller's obligations set forth in this Agreement. This guaranty is an irrevocable guaranty of payment (and not just of collection) and shall continue in effect notwithstanding any extension or modification of the terms of this Agreement, any assumption of any such guaranteed obligation by any other party or any other act or event that might otherwise operate as a legal or equitable discharge of Williams under this Section 11.1. This guarantee is in no way conditioned upon any requirement that the Buyer first attempt to collect or enforce any guaranteed obligation from or against the Seller. So long as any obligation of the Seller to the Buyer under this Agreement remains unpaid or undischarged, Williams hereby waives (but only with respect to the Buyer and its Affiliates and not as to any other parties) all rights to subrogation arising out of any payment by Williams under this Section 11.1.

      The obligations of Williams hereunder shall be absolute and unconditional irrespective of the validity, legality or enforceability of this Agreement or any other document related hereto, and shall not be affected by or contingent upon (i) the liquidation or dissolution of, or the merger or consolidation of the Seller with or into any corporation, or any sale or transfer by the Seller or all or any part of its property or assets, (ii) the bankruptcy, receivership, insolvency, reorganization or similar proceedings involving or affecting the Seller, (iii) any modification, alteration, amendment or addition of or to this Agreement, or (iv) any disability or any other defense of the Seller or any other person and any other circumstance whatsoever (with or without notice to or knowledge of Williams) which may or might in any manner or to any extent vary the risks of Williams or might otherwise constitute a legal or equitable discharge of a surety or a guarantor or otherwise.

      Williams hereby waives all special suretyship defenses and protest, notice of protest, demand for performance, diligence, notice of any other action at any time taken or omitted by the Buyer and, generally, all demands and notices of every kind in connection with this Section 11.1 and the Seller's obligations hereby guaranteed, and which Williams may otherwise assert against the Buyer.

      This Section 11.1 shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or performance of any of the obligations of the Seller under this Agreement is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy or reorganization of the Seller or otherwise.

      Williams acknowledges that each of the waivers set forth above is made with full knowledge of its significance and consequences and under the circumstances the waivers are reasonable and not contrary to public policy. If any of said waivers is determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the extent permitted by law.

      11.2 Buyer's Parent Guarantee. Buyer's Parent hereby unconditionally guarantees the due and punctual payment and performance of all of the Buyer's obligations set forth in this Agreement. This guaranty is an irrevocable guaranty of payment (and not just of collection) and shall continue in effect notwithstanding any extension or modification of the terms of this Agreement, any assumption of any such guaranteed obligation by any other party or any other act or event that might otherwise operate as a legal or equitable discharge of Buyer's Parent under this Section 11.2. This guarantee is in no way conditioned upon any requirement that the Seller first attempt to collect or enforce any guaranteed obligation from or against the Buyer. So long as any obligation of the Buyer to the Seller under this Agreement remains unpaid or undischarged, Buyer's Parent hereby waives (but only with respect to the Seller and its Affiliates and not as to any other parties) all rights to subrogation arising out of any payment by Buyer's Parent under this Section 11.2.

      The obligations of Buyer's Parent hereunder shall be absolute and unconditional irrespective of the validity, legality or enforceability of this Agreement or any other document related hereto, and shall not be affected by or contingent upon (i) the liquidation or dissolution of, or the merger or consolidation of the Buyer with or into any corporation, or any sale or transfer by the Buyer or all or any part of its property or assets, (ii) the bankruptcy, receivership, insolvency, reorganization or similar proceedings involving or affecting the Buyer, (iii) any modification, alteration, amendment or addition of or to this Agreement, or (iv) any disability or any other defense of the Buyer or any other person and any other circumstance whatsoever (with or without notice to or knowledge of Buyer's Parent) which may or might in any manner or to any extent vary the risks of Buyer's Parent or might otherwise constitute a legal or equitable discharge of a surety or a guarantor or otherwise.

      Buyer's Parent hereby waives all special suretyship defenses and protest, notice of protest, demand for performance, diligence, notice of any other action at any time taken or omitted by the Seller and, generally, all demands and notices of every kind in connection with this Section 11.2 and the Buyer's obligations hereby guaranteed, and which Buyer's Parent may otherwise assert against the Seller.

      This Section 11.2 shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or performance of any of the obligations of the Buyer under this Agreement is rescinded or must otherwise be restored or returned by the Seller upon the insolvency, bankruptcy or reorganization of the Buyer or otherwise.

      Buyer's Parent acknowledges that each of the waivers set forth above is made with full knowledge of its significance and consequences and under the circumstances the waivers are reasonable and not contrary to public policy. If any of said waivers is determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the extent permitted by law.

                                   ARTICLE XII

                                  MISCELLANEOUS

      12.1 Press Releases and Announcements. Neither Party shall issue (and each party shall cause its Affiliates not to issue) any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure it believes in good faith is required by law, regulation or exchange rule (in which case the disclosing Party shall advise the other Party and the other Party shall have the right to review such press release or announcement prior to its publication).

      12.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates; provided, however, that the provisions of Article VI,
Article VIII and Section 10.2 are intended for the benefit of the entities and individuals specified therein and their respective legal representatives, successors and assigns.

      12.3 Action to be Taken by Affiliates. Each of the Parties shall cause its Affiliates to comply with any of the obligations specified in this Agreement to be performed by such Affiliates. Prior to the Closing, the Company and the Subsidiary will be deemed to be Affiliates of the Seller and not of the Buyer. Following the Closing, the Company and the Subsidiary will be deemed to be Affiliates of the Buyer and not of the Seller.

      12.4 Entire Agreement. This Agreement (including the documents referred to herein) and the Confidentiality Agreement constitute the entire agreement between the Buyer and its Affiliates, on the one hand, and the Seller and its Affiliates, on the other. This Agreement supersedes any prior understandings, agreements, or representations by or between the Buyer and its Affiliates, on the one hand, and the Seller and its Affiliates, on the other, whether written or oral, with respect to the subject matter hereof (other than the Confidentiality Agreement).

      12.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

      12.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      12.7 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      12.8 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Except as otherwise provided in Sections 7.1(c), 7.1(d), 7.1(e) and 7.1(f), any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered one business day after it is sent by (i) a reputable courier service guaranteeing delivery within one business day or (ii) telecopy, provided electronic confirmation of successful transmission is received by the sending Party and a confirmation copy is sent on the same day as the telecopy transmission by certified mail, return receipt requested, in each case to the intended recipient as set forth below:

          If to the Seller
          or Williams:                 Williams Y&N Holdings, Inc.
                                       700 Nickerson Road
                                       Marlborough, MA  01752
                                       Attention:        Tim Allen
                                       Telephone:        508-481-0700
                                       Telecopy:         508-624-0579

          Copy to:                     Hale and Dorr LLP
                                       60 State Street
                                       Boston, MA 02109
                                       Attention:        David E. Redlick, Esq.
                                       Telephone:        617-526-6000
                                       Telecopy:         617-526-5000

          If to the Buyer
          or the Buyer's Parent:       NTK Sub, Inc.
                                       c/o Nortek, Inc.
                                       50 Kennedy Plaza
                                       Providence, RI 02903
                                       Attention:        Kevin W. Donnelly, Esq.
                                       Telephone:        401-751-1600
                                       Telecopy:         401-751-4610

          Copy to:                     Ropes & Gray
                                       One International Place
                                       Boston, MA  02110
                                       Attention:        David C. Chapin, Esq.
                                       Telephone:        617-951-7000
                                       Telecopy:         617-951-7050

Either Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Massachusetts.

      12.10 Amendments and Waivers. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both Parties. No amendment or waiver of Section 11.1 shall be valid unless the same is also signed by Williams. No amendment or waiver of Section 11.2 shall be valid unless the same is also signed by Buyer's Parent. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      12.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      12.12 Expenses. Except as otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      12.13 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

      12.14 Submission to Jurisdiction. Each of the Parties, Williams and the Buyer's Parent (a) submits to the jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties, Williams and the Buyer's Parent waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and any defense of improper venue. Each of the Parties, Williams and the Buyer's Parent may make service on the other Party, Williams and the Buyer's Parent by sending or delivering a copy of the process to the entity to be served at the address and in the manner provided for the giving of notices in Section 12.8. Nothing in this Section 12.14, however, shall affect the right of either Party, Williams or the Buyer's Parent to serve legal process in any other manner permitted by law.

      12.15 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

      12.16 Incorporation of Exhibits, Schedules and Attachments. The Exhibits, Schedules and Attachments identified in this Agreement are incorporated herein by reference and made a part hereof.

      12.17 Facsimile Signature. This Agreement may be executed by facsimile signature.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                             WILLIAMS Y&N HOLDINGS, INC.

                                             By: /s/ Robin W. Brown
                                                --------------------------------
                                             Name: Robin W. Brown
                                                  ------------------------------
                                             Title: Associate Director of
                                                    Corporate Finance
                                                   -----------------------------

                                             NTK SUB, INC.

                                             By: /s/ Kevin W. Donnelly
                                                --------------------------------
                                             Name: Kevin W. Donnelly
                                                  ------------------------------
                                             Title: Vice President
                                                   -----------------------------

      The undersigned has executed this Agreement solely for the purpose of becoming bound by Sections 11.1 and Article XII.

                                             WILLIAMS PLC


                                             By: /s/ Robin W. Brown
                                                --------------------------------
                                             Name: Robin W. Brown
                                                  ------------------------------
                                             Title: Associate Director of
                                                    Corporate Finance
                                                   -----------------------------

         The undersigned has executed this Agreement solely for the purpose of becoming bound by Sections 11.2 and Article XII.

                                             NORTEK, INC.

                                             By: /s/ Kevin W. Donnelly
                                                --------------------------------
                                             Name: Kevin W. Donnelly
                                                  ------------------------------
                                             Title: Vice President
                                                   -----------------------------

            EXHIBITS, SCHEDULE AND ATTACHMENTS TO STOCK PURCHASE AND
                                 SALE AGREEMENT
                               DATED MARCH 9, 1998
                                     BETWEEN
                  WILLIAMS Y&N HOLDINGS, INC. AND NTK SUB, INC.
                             OMITTED ARE AS FOLLOWS:

                                    EXHIBITS:

Exhibit A -- Opinion of Counsel to the Seller
Exhibit B -- Opinion of Counsel to the Buyer

                                    SCHEDULE

Disclosure Schedule

                                   ATTACHMENTS

Attachment 1.4(a) -- Principles for Determination of Closing Balance Sheet Attachment 4.4 -- Pre-Closing Transactions
Attachment 4.6 -- Buyer Personnel
Attachment 6.1(i) -- Certain Benefits Matters
Attachment 7.2 -- Irrevocable Letter of Credit
Attachment 10.4(e) Certain Items Reflected in the Purchase Price

         Pursuant to Section 601(b)(2) of the Regulation S-K, the exhibits, schedule and attachments listed above have been omitted and registrant agrees to furnish supplementally a copy of any such exhibit, schedule or attachment to the Commission on request.